UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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Western Alliance Bancorporation®

2024 PROXY STATEMENT

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2024 Annual Meeting of Stockholders

DATE AND TIME	LOCATION	RECORD DATE

Wednesday, June 12, 2024 8:00 a.m., local time	4360 E. Camelback Road Phoenix, Arizona 85018	April 15, 2024

Voting Matters and Board Recommendations			How to Vote

Proposal No.		Board Recommendation

Internet

by going to www.proxydocs.com/WAL and
following the online instructions. You will
need information from your Notice of
Internet Availability or proxy card, as
applicable, to submit your proxy.

Telephone

by calling 1-866-249-5139 and
following the voice prompts. You will need
information from your Notice of Internet
Availability or proxy card, as applicable, to
submit your proxy.

Mail

(if you request to receive your
proxy materials by mail):
by marking your vote on your proxy card,
signing your name exactly as it appears on
your proxy card, dating your proxy card, and
returning it in the envelope provided.

1.	Election of Directors. To elect fourteen directors to the Board of Directors for a one-year term (“Proposal No. 1” or “Election of Directors”)	FOR
2.	Advisory (Non-Binding) Vote on Executive Compensation. To approve, on a non-binding advisory basis, executive compensation (“Proposal No. 2” or “Say-on-Pay”)	FOR
3.

Advisory (Non-Binding) Vote on Frequency of Future Advisory Votes on Executive Compensation.

To approve, on a non-binding advisory basis, the frequency of the non-binding vote on executive compensation (“Proposal No. 3” or “Say-on-Frequency”)

ONE YEAR
4.	Ratification of Auditor. To ratify the appointment of RSM US LLP as the Company’s independent auditor for 2024 (“Proposal No. 4” or “Ratification of Auditor”)	FOR
5	Stockholder-submitted proposal. (“Proposal No. 5” or “Stockholder-submitted proposal”)	AGAINST

By order of the Board of Directors, Jessica Jarvi Secretary Phoenix, Arizona April 24, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 12, 2024: This proxy statement, along with our annual report on Form 10-K for the fiscal year ended December 31, 2023, are available free of charge online at www.proxydocs.com/WAL. We first mailed the Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the internet to our stockholders on or about April 24, 2024.

WESTERN ALLIANCE

ABOUT US

ABOUT WESTERN ALLIANCE

With more than $70 billion in assets at fiscal year-end 2023, Western Alliance Bancorporation (NYSE: WAL) (the “Company”) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC (the “Bank”), clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2023 by American Banker and Bank Director and receiving #1 rankings on Institutional Investor’s All-America Executive Team Midcap 2023-2024 for Best CEO, Best CFO, Best Company Board of Directors and Best Investor Relations Team. Serving clients across the country wherever business happens, the Bank operates individual, full-service banking and financial brands with offices in key markets nationwide.

2023 Accolades

*	Institutional Investor All American Executive Team

KEY

 2023 Performance

Strong performance through U.S. banking sector turmoil Net Income of $722.4M Pre-Provision Net Revenue* $996.2M	Total Assets	Deposit Growth	CET1 Ratio
	$70.9B	$1.7B	10.8%

	ROAA	ROATCE*	Efficiency Ratio*
	1.03%	14.9%	61.1%

	Record Net Revenues	TBV per Share (net of tax)*	Earnings Per Share
	$2.6B	$46.72 (16.1% YoY growth)	$6.54

*

Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix A of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   i

WESTERN ALLIANCE

ABOUT US

Balance Sheet and Capital*	Asset Quality*	Liquidity Access*

• Tangible Common Equity/ Total Assets of 7.3%** • Common Equity Tier 1 ratio of 10.8% • Tangible Book Value Per Share: $46.72 (16.1% YoY growth); grown by 493% over the past 10 years**

•  Strong risk management culture and framework established throughout organization

•  2023 Net Charge Offs of 6bps, compared to 25bps for peers***

•  Nonperforming assets of 40bps compared to 38bps for peers***

• Loan growth funded through long-term core deposits • $23.8B in unused borrowing capacity • $3.3B unpledged marketable securities • $7.4B in High Quality Liquid Assets (HQLA)

*	As of December 31, 2023.

**

Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix A of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

***	Peers consist of 19 publicly traded banks headquartered in the U.S. with total assets between $50B and $150B as of December 31, 2023; source: S&P Global Market Intelligence.

STRATEGIC

 Objectives

•  Support clients and communities through the evolving operating environment.

•  Grow and support our people to contribute to client satisfaction and promote stockholder returns.

•  Promote disciplined and thoughtful loan growth funded primarily through long-term core deposits.

•  Preserve limited risk profile of loan composition.

•  Maintain industry-leading profitability that generates robust tangible book value per share accumulation.

•  Carefully manage our balance sheet with regard to asset sensitivity.

•  Support foundational risk management practices with our capital base, focused asset quality, and access to liquidity.

 Western Alliance: Diversified Model. Diversified

 Earnings.

While 2023 was an eventful year for the U.S. banking industry and for the Company, it also highlighted the core strengths and distinct differentiators that enabled us to successfully navigate the turmoil.

Over more than a decade, we have deliberately transformed our business to become a national commercial bank focused on deep segment expertise, underwriting specialization and business diversification, including a broad range of differentiated deposit-generating businesses. This agile business model – and the robust relationships we have built with our varied stakeholders – served us well as we achieved solid performance in the face of unprecedented challenges, and we believe we have emerged as an even stronger company today and for the long term.

ii   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

WESTERN ALLIANCE

STOCKHOLDER ENGAGEMENT

STOCKHOLDER ENGAGEMENT

We maintain an ongoing, proactive outreach effort with our stockholders in a variety of ways. Throughout the year, our Investor Relations team and executive leaders regularly meet with current stockholders, prospective investors, and investment research analysts. These meetings often include our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), or line of business leaders to engage stockholders and solicit feedback on various topics relevant to the Company’s performance and strategy. Our executive management team provided additional context on our diversified business model and funding strategy, balance sheet optimization efforts and asset quality throughout 2023, given a more uncertain bank liquidity and operating environment and heightened awareness of potential credit concerns in the U.S. banking industry. Additionally, we continued to provide insightful disclosures to address stockholder inquiries related to drivers of ongoing earnings growth, sources of deposit growth and loan originations, and our demonstrated, conservative credit culture.

During 2023, as part of an active stockholder engagement strategy, management provided frequent public updates on the Bank’s financial condition, while also dedicating time and resources to address inbound investor inquiries related to the impact of several regional bank failures and whether there were implications for our liquidity position and balance sheet. Additionally, management attended numerous investment analyst sponsored industry conferences and conducted several non-deal roadshows to meet with existing and prospective investors. The feedback received from our stockholders is communicated to business leaders and the Board of Directors (the “Board” or “Board of Directors”), and helps inform our business decisions and strategy, when appropriate.

ENGAGEMENT

 Strategies

Who we engage: ∎ Institutional stockholders ∎ Retail stockholders ∎ Equity research analysts ∎ Proxy advisory firms ∎ Industry thought leaders ∎ Investment bankers	How we communicate: ∎ Proxy Statement ∎ Annual Report ∎ SEC Filings ∎ Press Releases ∎ Investor relations website ∎ Investor meetings ∎ 2023 Corporate Responsibility Report

2023 Engagements

∎  Met with stockholders and interested investors located across the country and internationally

∎  Attended 11 investor conferences

∎  Executive Management participated in 5 non-deal roadshows

∎  Ongoing communication with equity research analysts to expand coverage of Western Alliance

∎  Chief Executive Officer conducted the 2023 Annual Meeting of the Stockholders

Topics we discussed:

∎  Financial Performance

∎  Asset quality and risk oversight

∎  Credit quality trends

∎  Balance sheet sensitivity to interest rates

∎  Compensation & incentives

∎  Deposit stability

∎  Board composition

∎  Ad hoc topics

How we engage:
∎ Stockholder engagement program ∎ Quarterly earnings calls ∎ Investor conferences ∎ Annual Stockholder Meeting

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   iii

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

The Company is committed to a multi-faceted approach to achieving business success and creating long-term stakeholder value. In 2023, the Company continued its commitment to disclosures related to our ESG oversight and programming, with the publication of our 2023 Corporate Responsibility Report, which is available in the Investor Relations, Corporate Responsibility section of our website.

The Nominating, Corporate Governance, and Social Responsibility Committee (the “Governance Committee”) oversees the Company’s environmental and social responsibility (non-employee related) programming, initiatives, matters and reports. The Governance Committee receives periodic reports from management, including, as applicable, from the Company’s ESG Executive Committee. The Company’s ESG Executive Committee is comprised of senior executives with enterprise-wide oversight responsibilities. The ESG Executive Committee is supported by a working group of cross-functional senior leaders throughout the Company, who collaborate, monitor and report on topical matters.

2023 Year in Review

In 2023, Western Alliance Bank’s ESG Executive Committee continued to advance our corporate responsibility strategy in accordance with our values and our business growth trajectory. Our approach emphasizes sound governance practices, including vigorous risk management, and a commitment to our people, who are vital to our success.

We support the diverse talents, abilities and experiences our people bring to the Company and our customers through professional development and mentoring opportunities and our Business Resource Groups. As individuals and as a Company, we also contribute to our communities through gifts of time, talent and resources.

The Company believes that aligning this work with our other core efforts creates long-term stable value for our stakeholders. More information is available in our 2023 Corporate Responsibility Report, available on our website.

iv   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

OUR CULTURE

People are the foundation of the Company and we invest in their success. Our people are committed to our clients’ success and, by putting clients first, we create strong stockholder Performance. This leads to tremendous Possibilities to fuel client growth and support our communities, which in turn provides expanding opportunities to attract and retain our People.

Our Values Drive Us

Integrity

We expect everyone to apply high ethical standards and sound judgment in all we do.

Teamwork

We work together across departments, specialty areas and geographies in a productive, collaborative way that forwards the interests of clients and the Bank.

Excellence

We strive to deliver strong performance and excellence in everything we undertake.

Creativity

We are all part of an environment that welcomes new ideas and prizes creative, strategic thinking to benefit customers and our commitment to relationship banking.

Passion

Our passion motivates us to overcome obstacles, think big and do more.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   v

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

OUR PEOPLE

*	Diverse leaders are employees that occupy roles involving the supervision and management of other employees

Compensation Equity: Compa-Ratio Average	FEMALE	MALE	DIVERSE

Banking & Administrative Associates	101%	98%	100%

Senior Banking & Administrative Associates	98%	97%	98%

Professional Banking & Administrative Contributors	96%	98%	97%

Supervisors & Team Leads	96%	97%	95%

Senior Professional Banking & Administrative Contributors	97%	98%	98%

Senior Manager & Manager	96%	97%	96%

Director & Senior Director	102%	101%	99%

Executive Management	102%	101%	100%
GRAND TOTAL	97%	98%	97%

Compa-Ratio is the ratio of an employee’s base salary relative to the midpoint of their job profile. We analyze pay equity by considering compa-ratio and understanding why the compa-ratio for individual employees would differ, such as years of experience or performance. The above table shows the average compa-ratio by management level for female employees, male employees and ethnically diverse employees.

vi   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

OUR PEOPLE PARTICIPATE IN OUR SUCCESS

Percentage of

Our People Eligible

This is the same Annual Bonus Plan in which our executives participate.

Stock grants ensure our people’s interests and our shareholders’ interests are aligned.

Our people are automatically enrolled in our 401(k) Plan, and we have a 98% participation rate.

Competitive Benefits

16 weeks*

Paid Leave for Expecting Mothers

12

Paid Holidays

Our people also enjoy: Generous Vacation Policy • 8 Sick Days

New Parent Flex Time • Paid New Parent Leave

100% 401k Match of the First 5%

Professional Development

14%**

Turnover Rate

16,093

Employee Career Development Courses Completed

We seek to source openings at all levels from the promotion of internal candidates through succession planning. Developing our people is a priority.

*	Comprised of 14 weeks Pregnancy Disability Leave + 2 weeks New Parent Leave (available to all new parents).
**	Excludes discrete reductions in workforce during the period. If reduction in workforce is included, turnover rate in 2023 was 18%.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   vii

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

OUR BOARD

Board Refreshment and Diversity*	Board Best Practices	Board and Committee Meetings in 2023
29 Full Board 6 Independent Director-Only Sessions 11 Audit Committee 10 Compensation Committee 7 Governance Committee 15 Finance & Investment Committee 14 Risk Committee
Four Fully Independent Committees: Audit Compensation Governance Risk Management
* Of the Company’s Director Nominees	Independent Leadership: Bruce D. Beach, Board Chair

Evaluating and Improving Board Performance	Aligning Director and Stockholder Interest

Board Orientation Yes	Director Stock Ownership Guidelines Yes

viii   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

WESTERN ALLIANCE

ENVIRONMENTAL, SOCIAL, & GOVERNANCE

OUR COMMUNITY

The Company seeks to use our capabilities, reach and resources to make a lasting difference. We are committed to investing in the economic health and wellbeing of our communities, and we believe that supporting healthy, vibrant communities is a shared responsibility. In 2023, the Company continued to invest in the regions where we do business, seeking out opportunities to help low- to moderate- income communities prosper

Affordable Housing	Financial Education Support

•  Financed community development loans totaling over $112 million that provided 475 affordable units for low to moderate income households.

•  Invested nearly $782 million in affordable housing investments resulting in 4,392 affordable housing units.

•  Assisted 141 families with over $4 million in down payment assistance grants for home ownership by participating in the Federal Home Loan Bank (FHLB) Affordable Housing Programs (AHPs), and provided over 3,700 community service hours assisting first time homeowners eligible to receive down payment assistance through the FHLB AHPs.

•  Invested nearly half a million dollars in Municipal Bonds that primarily support Title 1 schools.

•  Financed $3.4 million in community development loans supporting Title 1 schools that primarily serve low to moderate income students.

•  Provided nearly $220,000 to an organization that provided financial literacy training to 94 Title 1 schools.

•  Contributed over $350,000 to organizations that provide financial literacy training and workforce development.

•  Provided Individual Development Accounts to 241 low to moderate income students that are saving for college.

Small Business Support and Job Creation	Community Service

•  The Bank made 2,116 small business loans totaling over $255 million.

•  Financed SBA loans totaling more than $48 million that retained 103 jobs.

•  Invested in a SBIC fund totaling over $12.5 million.

•  Employees participated on the boards of directors of 90 different organizations that provide community development services for low to moderate income individuals.

•  Provided $334,550 in grants to organizations that provide food, shelter, healthcare and programs for low-to-moderate income individuals.

•  Financed community development loans totaling nearly $8.5 million to community-based organizations that provide community services for low to moderate income individuals.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   ix

CORPORATE GOVERNANCE

BOARD OVERVIEW

PROXY STATEMENT

This proxy statement is being provided to stockholders of Western Alliance Bancorporation (“Company”) for solicitation of proxies on behalf of the Board of Directors of the Company (“Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at 4360 E. Camelback Road, Phoenix, Arizona 85018, at 8:00 a.m., local time, on Wednesday, June 12, 2024, and any and all adjournments thereof.

Corporate Governance

Our Board of Directors is responsible for overseeing the development and execution of our strategy and for ensuring effective governance over the Company’s affairs. Our Board of Directors is focused on independent oversight and increased effectiveness. As part of our strong governance and oversight, the Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available in the Corporate Governance & Business Ethics section under Governance Documents of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Overview

Combining Refreshment and Retention

The director nomination process reflects our continued growth as a Company, and our focus on having a Board composed of directors who actively contribute to the evolving needs of the Company, while maintaining the invaluable institutional knowledge brought by more tenured directors. Over the past few years our Board has actively recruited for the diverse skills and qualities needed as our Company grows. The evolution of our director nominations includes that the Board has four women director nominees. With Dr. Sohn’s departure, the Board’s ethnic diversity decreases, but the Governance Committee recognizes the continued need to build our Board’s diverse skills and qualities. The Company’s Corporate Governance Guidelines limit directors’ service on outside public company boards to no more than three except where a director is an executive officer of another public company, in which case the limit is no more than two outside public companies. Our Director nominees exhibit the following diverse characteristics:

Board Evaluation and Determining the Right Skills for our Board

The Board and each of its committees regularly evaluate their composition and effectiveness, both through annual committee and Board assessments as well as evaluating each committee charter. Data from the evaluations is gathered and discussed at the committee and the Board level, with the involvement of the Company’s independent Chair of the Board and the Chair of the Governance Committee. Periodically the Board will engage an independent third party to engage in a Board and individual director assessments. Objectives of these evaluations include performance improvement; measuring alignment on purpose, strategy and risk; insights on succession planning, education, development and growth; and fostering the culture of collaboration and engagement. Feedback is evaluated and discussed, and industry trends, peer practices and regulatory developments related to board and committee skills and evaluations are also reviewed.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   1

CORPORATE GOVERNANCE

BOARD OVERVIEW

As a part of the Board evaluation and director selection processes, the Governance Committee maintains a Director Skills and Traits Matrix (the “Skills Matrix”) (described further in the “Director Selection Process” section of this proxy statement). The Governance Committee reviews each director and the overall skills and experience of our directors when making their nomination and renomination recommendations. The Governance Committee and the Board believe that the director nominees for 2024 provide the Company with the right mix of skills and experience necessary for an optimally functioning Board.

Board Qualifications and Experience Matrix

The following matrix highlights the specific skills and qualifications the Governance Committee currently believes are most important to the Board’s effective fulfillment of its roles. The absence of a designation does not mean a director does not possess that skill or qualification. Each director nominee offers unique viewpoints and experiences to meet the evolving needs of the Company which are not all reflected in the following matrix.

2   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD OVERVIEW

Qualifications and Experience of Director Nominees

Footnotes:

*	Diversity Characteristics based on gender and ethnic diversity information self-identified by each director to the Company.

1.	Independent pursuant to applicable New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) regulations, as determined by the Governance Committee.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   3

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

Director Selection Process

One of the primary responsibilities of the Governance Committee is to assist the Board of Directors in identifying and reviewing the qualifications of directors and potential directors of the Company. The Board of Directors and the Governance Committee periodically review the appropriate size, composition, skills, and diversity of the Board of Directors to cultivate an effective, independent board. In considering candidates for the Board of Directors, the Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Governance Committee-recommended nominee. The Company’s Corporate Governance Guidelines provides details on criteria considered, which includes the statement on the number of public company boards on which a Director may serve in addition to the Company’s Board of Directors.

The Governance Committee is guided by the following basic selection criteria for all director nominees:

•  Whether the nominee has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s business, such as experience in a regulated industry or a publicly held company;

• Whether the nominee would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;

• Whether the nominee meets the independence requirements of the SEC and listing standards of the NYSE;

•  The nominee’s character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to matters of the Board of Directors;

• Whether the nominee possesses a willingness to challenge and stimulate management and the ability to work as part of a team in a highly regulated environment;

•  Whether the nominee assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, ethnicity, place of residence and specialized experience; and

• Whether the nominee, by virtue of particular technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a director;	• The nominee’s educational, business, non-profit or professional acumen and experience.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Governance Committee has adopted the Skills Matrix outlining what it believes to be the key areas of expertise currently needed from Board members and identifying how each member contributes to the Board’s overall skillset. The Skills Matrix can be found on page 3. This practice allows the Governance Committee to assess opportunities to improve the Board’s diversity based on each member’s personal factors and professional characteristics. The Governance Committee also considers a candidate’s independence (as defined under applicable NYSE and SEC regulations), presence of any conflicts of interest, and time commitment. Using this methodology, the Governance Committee is dedicated to enhancing the skills and talent of its Board by identifying specific areas for improvement, thereby prioritizing the pool of persons considered for new Board positions.

4   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

IDENTIFYING DIRECTOR NOMINEES

1 ASSESS COMPOSITION AND DETERMINE PRIORITIES

Together with the Board, the Governance Committee remains committed to director refreshment, enhancing the skillset of the Board, and considering directors who bring important traits and perspectives to the board room. The Governance Committee continuously seeks out candidates who will contribute to the Board’s skillset and diversity. Due to the Company’s growth objectives, the Committee prioritized expertise in risk management and banking/financial services industry experience as skills that would contribute to the Board’s overall composition and strategic leadership.

2 IDENTIFYING A POTENTIAL CANDIDATE

The Governance Committee considered several qualified candidates with diverse backgrounds and skills over the past year. The Governance Committee sought out the diverse pool of candidates using multiple sources, including engaging a third-party search firm to identify potential directors and receiving input from existing directors and stakeholders. The Governance Committee evaluated candidates based on its set priorities, and the candidates’ qualifications, independence, diversity, biographical information, and references. A dynamic slate of candidates were invited to interview with the Governance Committee and select members of management.

The Governance Committee selected three candidates that it believed represented multi-faceted experience in the areas of risk management and controls, technology, payments experience, and board level strategy. The Board accepted these recommendations and appointed Greta Guggenheim, Chris Halmy and Mary Chris Jammet as directors to serve until the Annual Meeting and including them in the slate of director nominees to serve the full term upon their election at the Annual Meeting.

3 INTRODUCING OUR NEW DIRECTORS SINCE THE 2023 ANNUAL MEETING OF THE STOCKHOLDERS
Greta Guggenheim Former CEO TPG Real Estate Finance Trust	Christopher Halmy Former CFO Ally Financial, Inc.	Mary Chris Jammet Former Senior Vice President Legg Mason Capital Mgmt. (now Franklin Templeton)

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   5

CORPORATE GOVERNANCE

DIRECTOR SELECTION PROCESS

Stockholder Recommendations for Nominees

Although the Governance Committee has no formal policy with respect to the consideration of director candidates recommended by stockholders, it will consider nominees for directors recommended by stockholders in the same manner it considers nominees for directors recommended by other sources. A stockholder wishing to recommend a director candidate for consideration by the Governance Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the back cover of this proxy statement, who will then forward it to the Governance Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for service on the Board of Directors (such as principal occupation and directorships on publicly-held companies during the past five years), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any.

A stockholder who wishes to nominate an individual as a director candidate at the Annual Meeting, rather than recommend the individual to the Governance Committee as a nominee, must comply with certain advance notice requirements. See “Stockholder Proposals for the 2025 Annual Meeting” on page 82 for more information on these procedures.

All the nominees standing for election to the Company’s Board of Directors at this year’s Annual Meeting are current directors. The Governance Committee and the Board of Directors believe that all of the nominees satisfy the above-described director standards. Accordingly, all of such nominees were approved to stand for re-election by the Board of Directors, based in part on the recommendation of the Governance Committee. With respect to this year’s Annual Meeting, no nominations for directors were received from stockholders.

6   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

Board Leadership Structure

The Company’s governing documents enable the Board of Directors to determine the appropriate Board leadership structure for the Company and allow the roles of Chair of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs in light of the dynamic environment in which it operates, changes in governance needs and practices, growth and other developments with respect to its operations, and the Board’s assessment of the Company’s leadership from time to time.

While the Board of Directors does not have a definitive policy on whether the role of the Chair and the CEO should be separate and may modify the structure as it deems appropriate from time to time, at this time the Board determined that a separation of the Chair role from the CEO role is in the best interest of the Company. In maintaining the separation of the roles of CEO and Chair, the Board determined that a separate chairperson at this time could more effectively lead the Board in evaluating the performance of management, including the CEO, guide the Board through appropriate governance processes, and lead the Board in managing and responding to the current economic and political environment. Under the Company’s Bylaws, the Chair of the Board is a discretionary position whose sole stated duty is to preside at meetings of the Board and meetings of stockholders, as well as to perform such other duties as assigned to him by the Board, including but not limited to: assisting with setting the Board agenda, leading the Board in evaluating the CEO, and reviewing Board candidates. The independent directors agreed that having an independent director serve as Chair at this time reinforces their objectivity.

The Board has determined that Bruce D. Beach is independent within the meaning of the director independence standards set forth by the NYSE and subject to his re-election, has been re-appointed to serve as the Board’s Chair for the 2024-2025 director term. Prior to becoming Chair in 2022, Mr. Beach served as the Company’s Lead Independent Director since 2010 and has substantial management experience and financial expertise.

Board Composition

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors from time to time may fix the number of directors within these limits. While the Bylaws allow for seventeen directors, at this time, the Governance Committee considers eleven to fourteen directors to be the appropriate size for the Company’s Board of Directors. Paul Galant and Dr. Sung Won Sohn are not standing for re-election to the Board of Directors at the Company’s 2024 Annual Meeting. Accordingly, effective as of the date of the Annual Meeting, the Board of Directors will set the number of directors at fourteen. At the Annual Meeting, the directors will be elected to serve for one-year terms.

Information regarding each of the Company’s director nominees is set forth below. All ages are provided as of the Record Date.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   7

CORPORATE GOVERNANCE

BOARD COMPOSITION

Information as to Director Nominees

The Board of Directors has nominated the individuals listed below to be elected as directors at the Annual Meeting. See “Proposal No. 1 Election of Directors” on page 37. Each of the Company’s current directors also serves as a director of the Company’s wholly owned bank subsidiary, Western Alliance Bank. In connection with his or her election to the Company’s Board of Directors, these nominees will also be elected to the board of Western Alliance Bank.

BRUCE D. BEACH, C.P.A.
SENIOR ADVISOR BeachFleischman PC Age: 75 Director since: 2005 Board Chair since: 2022 Audit Committee Financial Expert	Committee Membership: • Audit Committee • Governance Committee

Qualifications:

•	Financial expert with over 45 years of experience in public accounting.
•	Business leader with extensive management experience, including 24 years as a CEO of a large private corporation.
•	Co-founder of one of the largest locally owned Certified Public Accounting (“CPA”) firms in Arizona.

Biographical Information:

•	Senior Advisor, BeachFleischman PC, an accounting and business advisory firm in Southern Arizona, since January 2022; Chairman, 1991-2021; Chief Executive Officer, 1991-2015.
•	Former board member, Arizona State Board of Accountancy, by gubernatorial appointment, 2018-2023.
•	Former Chairman and board member, Southern Arizona Leadership Council.
•	Former Chairman, Vice-Chairman, and Audit Committee Chairman, Carondelet Health Network, one of the largest hospital systems in Southern Arizona.

Education:

•	B.S., Accounting, University of Arizona
•	M.B.A., University of Arizona

8   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

KEVIN M. BLAKELY
SENIOR ADVISOR Oliver Wyman, Inc. Age: 72 Director since: 2022	Committee Membership: • Audit Committee • Risk Committee

Qualifications:

•	Served almost 20 years at the Office of the Comptroller of the Currency as a bank regulator.
•

Over 50 years experience in the financial services industry, serving as a senior level bank regulator, a Chief Risk Officer at several large regional banks, an advisor to some of the largest banks in the U.S., and a bank director for nearly a decade.

•	Former senior advisor at a large public audit firm.
•	Deep understanding of corporate management as a senior adviser at Oliver Wyman, and prior board experience.

Biographical Information:

•	Senior Advisor and Member of Advisory Board, Oliver Wyman, Inc., a leading international management consulting firm, 2015-2016 and 2019 to present.
•	Director, Chair of the Compliance Committee; member of Risk Committee and Chairman’s Committee, HSBC North American Holdings, 2013-2021.
•	Director, Chair of the Audit Committee and member of the Nominating and Governance Committee, Navigant Consulting, Inc., 2016-2019.
•

Prior relevant experience includes: Senior Advisor, Deloitte, 2012-2015; Senior Executive Vice President and Chief Risk Officer, Huntington Bancshares, Inc., 2009-2012; Executive Vice President, Chief Risk Officer, KeyCorp, 1990-2007; President and Chief Executive Officer, The Risk Management Association, 2007-2009; Deputy Comptroller for Special Supervision, Office of the Comptroller of the Currency, 1973-1990.

Education:

•	B.S., Finance, Southern Illinois University
•	M.B.A., Case Western Reserve University

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   9

CORPORATE GOVERNANCE

BOARD COMPOSITION

JUAN R. FIGUEREO, C.P.A.
VENTURE PARTNER Ocean Azul Partners Age: 68 Director since: 2020 Audit Committee Financial Expert	Committee Membership: • Audit Committee (Chair) • Finance and Investment Committee

Qualifications:

•	Extensive executive management experience, including service as the Chief Financial Officer of several publicly traded companies.
•	Public company board experience, including past and current service as the Audit and Risk Management Committee Chair of other publicly listed companies.
•	Proven driver of strategic direction and growth throughout his career in finance and accounting.
•	Former Senior Audit Manager at a large public audit firm.

Biographical Information:

•	Venture Partner, Ocean Azul Partners, an early-stage investment fund based in Florida, since 2018.
•	Board Member and Chair of the Audit Committee, Deckers Outdoor Corporation, since 2020.
•	Board Member, Florida International University Foundation, since 2015.
•

Executive Vice President & Chief Financial Officer at each of: Revlon, Inc. (2016-2017); NII Holdings, Inc. (2012-2015) (NII Holdings, Inc. filed for bankruptcy protection in New York, New York on September 15, 2014); Newell Brands (2009-2012); Primo Water Corp. (fka Cott Corporation Inc.) (2007-2009).

•	Vice President Mergers & Acquisitions, Wal-Mart International, 2003-2007.
•

Vice President and Managing Director, Frito Lay Dominicana, 2000-2003; Vice President, Business Integration of Frito Lay Europe, 1999-2000; Vice President and Chief Financial Officer of Frito Lay South Europe, 1997-1999.

•

Vice President & Chief Financial Officer, Pepsi-Cola Bottling, 1996-1997; Vice President and Chief Financial Officer, Pepsi-Cola Latin America, 1994-1996 (serving also as a Board Member for Grupo Embotelladoras Unidas (BMV: CULTIBAB) and Buenos Aires Embotelladoras (Formerly NYSE: BAE)); and several other key accounting and finance positions for Pepsi-Cola, 1988-1994.

•	Senior Audit Manager, Arthur Andersen & Company, 1981 to 1988.
•	Prior board experience: Board Member and Chair of the Audit Committee, Diversey Holdings, Ltd., 2021-2023; Board Member and Chair of the Audit and Risk Management Committee, PVH Corp. Inc., 2011-2020.

Education:

•	B.B.A., Public Accounting, Florida International University

10   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

HOWARD N. GOULD
FORMER VICE CHAIRMAN CCFW, Inc. dba Carpenter & Company Age: 74 Director since: 2015	Committee Membership: • Risk Committee (Chair) • Governance Committee

Qualifications:

•	Experience in management at large financial institutions.
•	Understanding of bank regulatory framework as a former Commissioner of California’s bank regulatory agency.
•	Knowledge of risk management within the banking industry, including the risks presented by the information security landscape.

Biographical Information:

•	Vice Chairman, Carpenter and Company and Managing Partner, Carpenter Community BancFunds, 2005 until its dissolution in 2019.
•	Director, Bridge Capital Holdings, from 2009 until it merged into Western Alliance Bank in 2015.
•	California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger, 2004-2005.
•	Vice Chairman, Bank of the West, 2002-2003; Vice Chairman and Chief Operating Officer, United California Bank, from 1992 until its acquisition by Bank of the West.
•	Managing Partner, The Secura Group, a nationwide financial services consultancy, prior to 1992.
•	Superintendent of Banks for the State of California under Governor George Deukmejian, 1983-1989.
•	Prior relevant experience includes: Retail Banking, Bank of America (prior to 1983); Statewide Corporate Public Affairs, Wells Fargo Bank (prior to 1983).

Education:

•	B.S., Business Administration, San Jose State University
•	M.B.A., California State University

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   11

CORPORATE GOVERNANCE

BOARD COMPOSITION

GRETA GUGGENHEIM
FORMER CEO, TPG REAL ESTATE FINANCE TRUST Age: 65 Director since: 2024	Committee Membership: (effective May 1, 2024) • Finance and Investment Committee • Risk Committee

Qualifications:

•	Nearly 40 years of experience in commercial real estate and real estate financing, including office CRE.
•	Chief Executive and C-suite experience at two publicly held REITs.
•	Deep expertise in credit, capital markets, and corporate governance.

Biographical Information:

•	Chief Executive Officer, TPG Real Estate Finance Trust, 2016-2021.
•	Board member, TPG Real Estate, 2017-2021.
•	President, Ladder Capital Finance LLC, 2008-2015.
•	Managing Director, Head of Originations, Dillon Read Capital Management, 2006-2007.
•	Managing Director, Originations, Commercial Real Estate, UBS, 1999-2006.
•	Real Estate Investment Banking, Commercial Real Estate, Credit Suisse, 1986-1999.

Education:

•	B.A., Swarthmore College
•	M.B.A., The Wharton School of Business, University of Pennsylvania

12   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

CHRISTOPHER A. HALMY
FORMER CFO, ALLY FINANCIAL, INC. Age: 54 Director since: 2024	Committee Membership: (effective May 1, 2024) • Audit Committee • Finance and Investment Committee

Qualifications:

•	Former Chief Financial Officer of a large financial institution.
•	Seasoned executive with extensive knowledge of portfolio management, mergers and acquisitions, capital markets, and financial regulations.
•	CPA with nearly 30 years of progressive experience in finance, accounting and treasury.

Biographical Information:

•

Board of Directors: Chair of the Board, Mercury Financial (fintech), 2019-present; Independent director, Burford Capital (legal finance and advisory firm), 2022-present; Independent director, Mosaic (financing residential solar energy), 2017-2023.

•	Chief Financial Officer, Ally Financial, Inc., 2009-2018, including leading the firm through its 2014 IPO.
•	Senior Vice President, Global Funding Executive, Bank of America, 1997-2009; prior to which Mr. Halmy was Assistant Vice President, Assistant Controller, 1996-1997.
•	Accounting Officer, JP Morgan, 1994-1996.
•	Senior Accountant, Deloitte, 1990-1994.

Education:

•	M.B.A. and B.S. (Accountancy), Villanova University

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   13

CORPORATE GOVERNANCE

BOARD COMPOSITION

MARY CHRIS JAMMET
FORMER SENIOR VICE PRESIDENT, LEGG MASON CAPITAL MANAGEMENT (NOW FRANKLIN TEMPLETON) Age: 56 Director since: 2024	Committee Membership: (effective May 1, 2024) • Audit Committee • Compensation Committee

Qualifications:

•	Significant leadership experience as a former Senior Vice President of one of the largest international asset management firms
•

Expertise in assessing the performance of companies and evaluating financial statements pursuant to her experience as a Senior Vice President and portfolio manager of a regulated financial services institution.

•	Experienced public company director, including on Audit, Compensation, and Nominating and Governance Committees
•	Received the CERT Certificate of Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute.

Biographical Information:

•	Senior Vice President, Legg Mason Capital Management (now Franklin Templeton), 1998-2013; previously Equity Analyst, 1989-1998.
•	Director, MGM Resorts International (NYSE: MGM), 2014-current (serving on the Audit Committee as an Audit Committee Financial Expert and on the Compensation Committee).
•	Director, Adams Natural Resources Fund and Adams Diversified Equity Fund, 2020-present.

Education:

•	B.S., Finance, Towson University
•	M.S., Finance, Loyola University Maryland

14   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

MARIANNE BOYD JOHNSON
EXECUTIVE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND CHIEF DIVERSITY OFFICER Boyd Gaming Corporation Age: 65 Director since: 1995 (founding)	Committee Membership: • Compensation Committee • Governance Committee

Qualifications:

•	Over 30 years of experience in the highly regulated gaming industry, including over 20 years as an executive.
•	Considerable public company experience and bank board experience.
•	Experience in developing and promoting diversity and inclusion programs.

Biographical Information:

•

Executive Chairman of the Board of Directors since 2023, after previously serving as Co-Executive Chairman since 2021 and Vice Chairman of Boyd Gaming since 2001; Ms. Boyd continues to serve as Executive Vice President and Chief Diversity Officer, Boyd Gaming Corporation, since February 2001, with the position of Chief Diversity Officer added in 2019.

•	Board Member, Boyd Gaming Corporation, one of the largest casino entertainment companies in the United States, since 1990.
•	Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities and with increasing responsibility, including sales and marketing.
•	Director, Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   15

CORPORATE GOVERNANCE

BOARD COMPOSITION

MARY TUUK KURAS
CHIEF EXECUTIVE OFFICER MTK Practical Leadership Age: 60 Director since: 2023	Committee Membership: • Finance and Investment Committee • Risk Committee

Qualifications:

•	Considerable experience in the financial services sector; including expertise in enterprise risk management, compliance, and strategic planning.
•	Experienced in executive leadership, including with financial institutions.
•	Diverse skillset developed from prior executive roles in financial services.
•	Deep understanding of corporate governance and prior public company board experience.

Biographical Information:

•	CEO, MTK Practical Leadership, a consulting firm that coaches professional leaders and promotes leadership development,, since January 2023.
•	Director, Audit Committee and Nominating and Corporate Governance Committee member, UFP Industries, since 2014.
•	President and Chief Executive Officer, Grand Rapids Symphony, 2019-2022.
•	Director, Audit Committee Chair, United Bank of Michigan, 2019-2023.
•	Senior Vice President, Properties and Real Estate, 2018-2019; Chief Compliance Officer, 2015-2019, Meijer, Inc., a grocery store and general merchandise retailer.
•

Held several senior-level roles at Fifth Third Bancorp., including: Executive Vice President, Corporate Services, and Board Secretary, 2013-2015; Executive Vice President, President of Western Michigan affiliate, 2011-2013; Executive Vice President and Chief Risk Officer, responsible for enterprise risk management strategy, programs and policies, 2007-2011; Senior Vice President and Senior Director of Security Risk Services, responsible for continuity management, information security, and risk management, from 2007; Senior Vice President and Chief Operational and Compliance Officer, responsible for company’s bank regulatory compliance functions, among other responsibilities, 2003-2007; Affiliate Senior Vice President and Secretary, 2001-2003.

•	Senior Vice President, Secretary and Legal Coordinator, Old Kent Financial Corporation, 1996-2001.
•	Associate, Chapman and Cutler LLP, 1990-1996.

Education:

•	B.A., Calvin University
•	J.D. and M.B.A., Indiana University

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CORPORATE GOVERNANCE

BOARD COMPOSITION

ROBERT P. LATTA
SENIOR OF COUNSEL Wilson Sonsini Goodrich & Rosati, PC Age: 70 Director since: 2015	Committee Membership: • Audit Committee • Compensation Committee (Chair)

Qualifications:

•	Public company board and audit committee experience.
•	Broad background in corporate and transactional matters, including company formations, venture capital financings, public offerings, and mergers and acquisitions.
•	In depth exposure to technology companies.
•	Significant corporate finance and corporate governance experience.

Biographical Information:

•

Senior Of Counsel, Wilson Sonsini Goodrich & Rosati, one of the nation’s leading technology and growth business law firms, since 2020, prior to which he served as a Senior Partner, and where he worked since 1979 and served as a member of various firm management committees.

•	Director, Bridge Capital Holdings, from 2004 until it merged into the Company in June of 2015.

Education:

•	B.A., Economics, Stanford University
•	J.D., Stanford University

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   17

CORPORATE GOVERNANCE

BOARD COMPOSITION

ANTHONY T. MEOLA
FOUNDER AND PRINCIPAL West Coast Advisory, LLC Age: 67 Director since: 2023	Committee Membership: • Finance and Investment Committee • Risk Committee

Qualifications:

•	Business leader and financial services executive with over 30 years of experience in business strategy transformation, operations, and organizational growth.
•	Has held prominent leadership roles across leading financial institutions, including Bank of America, Washington Mutual, PNC Bank, and Citibank.
•	Served on several advisory boards, including Freddie Mac and Fannie Mae, in addition to the Housing Policy Round table and Five Star Institute.

Biographical Information:

•	Founder and Principal, West Coast Advisory, LLC, an advisory services and executive coaching firm, since 2019.
•

Enterprise Shared Services Executive, responsible for global anti-money laundering operations across all Consumer Banking, Markets and Business Banking, 2015-2018; U.S. Consumer Operations Executive, responsible for collections, fraud, product delivery, customer service, and mortgage servicing, 2011-2015, Bank of America.

•

Chief Executive Officer of Saxon Mortgage Services (prior to its sale), responsible for leading and directing the formulation of business strategy related to the U.S. residential mortgage business, 2008-2011; Chief Operating Officer – U.S. Residential Business, 2007-2008, Morgan Stanley.

•	Executive Vice President, Home Lending, New Century Financial Corporation, 2006-2007.
•	Executive Vice President, Home Lending, 2003-2006; Executive Vice President, Service Delivery, 2002-2004; Executive Vice President, Loan Servicing, 2000-2002, Washington Mutual.
•	Executive Vice President, Production, 1997-1999; Senior Vice President, National Operations & Technology, 1994-1997, PNC Bank.
•	Senior Vice President, Mortgage Operations, 1991-1994; Chief Financial Officer, 1986-1990, Citicorp Mortgage Inc.

Education:

•	B.S., Accounting, Rutgers, The State University of New Jersey

18   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

BRYAN K. SEGEDI, C.P.A.
FORMER DEPUTY GLOBAL VICE CHAIR OF ASSURANCE Ernst & Young Age: 64 Director since: 2020	Committee Membership: • Compensation Committee • Governance Committee

Qualifications

•	Over 30 years in public accounting at a big four firm, with senior positions held both domestically and globally.
•	Executive management experience of a global enterprise where he led the largest service line thereof consisting of over 77,000 professionals with $12 billion in revenue.
•	Private board experience, with expertise implementing strategic and growth initiatives.

Biographical Information

•

Deputy Global Vice Chair, Ernst & Young, LLP, 2012-2015; Advisory Global Markets Leader, 2010-2012; Americas Vice Chair, 2006-2010; Vice Chair, North Central Region, 2000-2006; and various other leadership positions having initially joined the firm in 1982.

•	Internal Auditor, First National Bank of Chicago, 1981-1982.
•	Board experience: Exelon Corporation, since 2024; Conway MacKenzie (now part of Riveron), 2018-2023; Vice Chair of the Board of Trustees, Alma College 2015-2023.
•	Executive in Residence, Arizona State University, since 2015.

Education:

•	B.A., Business Administration, Alma College
•	M.B.A., Management, Northwestern University

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   19

CORPORATE GOVERNANCE

BOARD COMPOSITION

DONALD D. SNYDER
Retired Business Executive and Community Leader Age: 76 Director since: 1997 (founding)	Committee Membership: • Governance Committee (Chair) • Compensation Committee

Qualifications

•	Experience serving on boards of numerous industry and community organizations.
•	Understanding of the Company’s business, history and organization.
•	Extensive leadership skills, banking and regulatory expertise and management experience.

Biographical Information

•	Director, Compensation Committee Chairman, Corporate Governance and Nominating Committee Member, Tutor Perini Corporation, a large United States Contractor, publicly traded on the NYSE, 2008-2019.
•

Governance Committee Chairman, and Compensation Committee Member, Switch, Inc., a publicly traded data center developer and operator, up until its acquisition in 2022. Mr. Snyder also acted as Lead Independent Director for Switch from 2017 to 2022.

•

Dean, William F. Harrah College of Hotel Administration at the University of Nevada Las Vegas 2010-2013; Executive Dean for Strategic Development, 2013-2014; President, 2014-2015; Presidential Advisor for Strategic Initiatives, 2015-2016; and Presidential Advisor in a voluntary capacity for University of Nevada Las Vegas until 2019.

•	Chairman, The Smith Center for the Performing Arts.
•	Director, NV Energy, 2005-2013.
•	President, Boyd Gaming Corporation, 1997-2005, having joined the company’s board of directors in April 1996 and its management team in July 1996.
•	Co-Founder, Western Alliance Bancorporation, through the establishment of Bank of Nevada, the Company’s first bank subsidiary (f/k/a BankWest Nevada).
•	President and CEO, Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas, 1992-1996.
•

Chairman of the board of directors and CEO, First Interstate Bank of Nevada, then Nevada’s largest full-service bank, 1987-1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking.

Education:

•	B.S. Business Administration, University of Wyoming
•	Graduate School of Credit & Financial Management, Stanford University

20   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMPOSITION

KENNETH A. VECCHIONE
PRESIDENT & CHIEF EXECUTIVE OFFICER Western Alliance Bancorporation Age: 69 Director since: 2007	Committee Membership: Finance and Investment Committee

Qualifications

•	Extensive public company, corporate strategy, and leadership experience, including prior CEO experience at a large international company.
•	Proven executive with strong leadership and knowledge of the Company, its strategy, operations and capabilities.
•	Impressively diverse banking and financial institution background, including as CFO.
•	Board experience at both public and private companies.
•	Expertise and deep understanding of strategic planning and the current trends and regulatory issues within the financial services industry, with an understanding of risk management priorities.

Biographical Information

•	Chief Executive Officer, Western Alliance Bancorporation, since 2018; President, 2017-2018 and again since 2019; President and Chief Operating Officer, Western Alliance Bancorporation, 2010-2013.
•

President, Chief Executive Officer, and Director, Encore Capital Group, 2013-2017; and Chairman, Cabot Credit Management, Encore’s largest majority owned international subsidiary, during his time with Encore.

•	Chairman of Western Alliance Bank, 2014-2015.
•	Board Member, Federal Home Loan Bank of San Francisco, 2012-2013.
•	Director and Audit Committee Chairman, International Securities Exchange, 2007-2016.
•	Director and Audit Committee Chairman, Affinion Group, prior to 2011.
•	Chief Financial Officer, Apollo Global Management, LLC, 2007-2010.
•	Vice Chairman and Chief Financial Officer and multiple other positions, MBNA Corporation, 1998-2006, with three years in the above listed titles.
•	Executive Vice President and Chief Financial Officer, AT&T Universal Card Services, 1997-1998.
•	Chief Financial Officer, Citicorp Credit Services, 1990-1994.
•	Current Board Member of the Phoenix Symphony.

Education:

•	B.S., Accounting, State University of New York at Albany

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   21

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

Director Independence

The Company’s common stock is traded on the NYSE. The NYSE’s rules require that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company, and a director must satisfy all categorical standards relating to independence, as set forth in Section 303A of the NYSE Listed Company Manual.

The Board of Directors affirmatively determined 13 of the 14 persons nominated for election to the Board, as well as Mr. Galant and Dr. Sohn, to be independent under NYSE standards. The Board of Directors also determined that Mr. Patriarca and Ms. McFetridge were independent under NYSE standards during the time they served as directors during 2023. The Board of Directors based these determinations primarily on the recommendations of the Governance Committee, which performed a detailed review of the Company’s internal records and the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with such directors. As part of its review, the Governance Committee considered, among other things, the nature and extent of each director’s business relationships and transactions with the Company, its subsidiaries, and its executive officers and their affiliated business entities, including personal investment activities, professional services, involvement in charitable or non-profit organizations, and those relationships and transactions described in each of the “Certain Transactions with Related Parties” section herein, located on pages 67-68.

Based on these factors, the Board of Directors determined that Mr. Vecchione is not independent because he serves as an executive officer of the Company; Ms. Patricia Arvielo, during her time on the Board in 2023, was determined by the Board as not independent due to certain business transactions between the Company and New American Funding (NAF), the company for which she was President and co-founder.

Meetings of the Board of Directors

An extraordinary year, in 2023 the Board of Directors held 29 special and regular meetings. Each current director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which he or she served in 2023. The Company invites and encourages all of its directors to attend the Company’s annual meetings of stockholders, and and 12 or our 14 then-serving directors attended the 2023 annual meeting of stockholders. The only directors who did not attend were Mr. Patriarca and Ms. McFetridge, whose terms ended at the 2023 annual meeting.

Executive sessions of non-management/independent directors (consisting of all directors other than Mr. Vecchione) were periodically scheduled and held during the Company’s quarterly Board of Directors meetings. In 2023, the Board held six executive sessions. Mr. Beach presided over these executive sessions of the non-management/independent directors.

Board Role in Risk Oversight

Risk is inherent in the Company’s activities as a financial institution. Under the Company’s governance structure and applicable law, the Board of Directors is ultimately responsible for overseeing the Company’s risk management processes and sets the tone for a strong risk-aware culture. The Company has adopted a defined Risk Appetite Statement (or RAS), an Enterprise Risk Management (or ERM) framework (the ERM Framework), and follows a three lines of defense risk management model. The ERM Framework serves as the foundation for consistent and effective risk management; sets the roles, responsibilities, and accountability for the management of risk; and describes how our Board oversees the establishment of our RAS, which indicates the amount of capital, liquidity, earnings and credit quality the Board and management believe appropriate to put at risk to achieve our strategic objectives and business plans, consistent with applicable regulatory requirements.

The Board has distributed certain oversight responsibilities to its committees in keeping with its obligation to oversee and monitor the three lines of defense.

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CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

The Board provides objective, independent oversight of the most relevant and material risks and:

•	Receives regular updates from our Audit Committee, Board-level Risk Committee, and Finance and Investment Committee;

•	Receives regular risk reporting from management;

•	Regularly discusses risks that are considered prevailing or emerging, including those identified by management;

•	Annually reviews and oversees the development of the Company’s Risk Appetite Statement, and the strategic plan; and

•	Oversees the Company’s financial performance against the strategic plan.

The Board receives regular risk updates from management as well as through reports from the Company’s established management risk oversight committees as follows:

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   23

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

24   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

Every employee of the Company is responsible for the Company’s effective risk management:

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   25

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

Cyber risk:

Cybersecurity and risks associated with information security are operational risks included in the Company’s ERM Framework. Under the ERM Framework, the Company’s Information Security Risk and Compliance departments and all employees are the First Line of Defense (1LOD) with respect to cybersecurity and information security risks. 1LOD are each responsible for identifying and managing the information security risk associated with their activities. The Company’s Enterprise & Operational Risk Management Department (ERM/ORM) is part of the independent risk oversight of information security risk along with the Company’s Operational Risk Management Committee (ORMC) and ERM Committee (ERMC), both of which are management risk oversight committees. The Company manages the risk associated with information security in accordance with our RAS, as approved by the Board.

The Risk Committee of the Board and ORMC are primarily responsible for monitoring management’s implementation of operations and technology risk controls, including those relating to cyber security and information security. The Company maintains a data protection and information security program designed to ensure adequate governance and oversight is in place while evolving to meet changes in applicable laws and regulations, and best practices.

Information Security is the responsibility of the officers, employees and agents of the Company, with oversight by the Board. Our investment in people is critical to maintaining an effective cyber defense, which begins by developing and maintaining a robust Information Security function within the First Line. More information about the Company’s cybersecurity risk management and strategy, cybersecurity assessments and operational measures is available in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023.

Non-Employee Director Stock Ownership Guidelines

The Board of Directors adopted Stock Ownership Guidelines because it believes that it is important to the Company’s future success that executive officers and directors own and hold a minimum number of shares of common stock of the Company in order to further align their interests and actions with the interests of the Company’s stockholders. The Stock Ownership Guidelines require non-employee directors to own a minimum number of shares of the Company’s common stock, with a value at least equal to five times such director’s annual cash compensation as reported in the Company’s most recent proxy statement, based on a rolling six-month average of the Company’s share price. The Stock Ownership Guidelines provide for a transition period of five years during which new directors must achieve full compliance with these requirements. The Stock Ownership Guidelines are administered and enforced by the Governance Committee, and compliance is monitored and reported to the Governance Committee by the Company’s General Counsel. In 2023, each director was in full compliance with these requirements. Stock Ownership Guidelines for the Company’s executive officers can be found on page 52.

The Company understands that hedging and significant amounts of pledging of Company stock by directors and executive officers may skew the alignment of the interests between Company insiders and Company stockholders. Therefore, the Stock Ownership Guidelines specifically prohibit any hedging or pledging of Company stock held by directors and executive officers. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, or (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels and are subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Communication with the Board of Directors and its Committees

Any stockholder or other interested person may communicate with the Board of Directors, a specified director (including the Chair), the independent directors as a group, or a committee of the Board of Directors by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Anyone who wishes to communicate with a specific director, the independent directors only or a specific committee should send instructions asking that the material be forwarded to the appropriate director, group of directors or committee chairman. The Corporate Secretary may sort or summarize any communications as appropriate. Communications that are personal in nature, contain commercial solicitations or complaints, or are otherwise incoherent or obscene, will not be communicated to our Board of Directors or any committee thereof.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Company’s Board of Directors has five standing committees:

•	Audit Committee

•	Compensation Committee

•	Finance and Investment Committee

•	Governance Committee

•	Risk Committee

Information with respect to each of these committees current composition is set forth below.

The Company may appoint additional, or modify existing, committees of the Board of Directors in the future, including ad hoc committees to address items requiring special attention, such as regulatory matters or potential merger or acquisition opportunities, and for purposes of complying with all applicable corporate governance rules of the NYSE. Membership information and charter documents for each of the Company’s five committees listed above are available in the Corporate Governance & Business Ethics section under Governance Documents of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com. For printed copies of the charters, send a request to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Board Committee and Membership	Primary Responsibilities

Audit Committee

Mr. Figuereo, Financial Expert, Chair

Mr. Beach, Financial Expert

Mr. Blakely

Mr. Latta

All Independent

All Financially Literate

11 meetings during 2023

(Mr. Michael Patriarca, who also served on the Audit Committee during 2023, was independent and financially literate)

•  Serve as an independent and objective body and to otherwise assist the Board of Directors in its oversight of (a) the qualifications, independence and performance of the registered public accounting firm employed by the Company, (b) the performance of the Company’s internal audit function, (c) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (d) the Company’s compliance with regulatory, legal and ethical requirements;

•  Be directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm or other firm engaged for the purpose of preparing or issuing an audit report or related work;

•  Pre-approve all auditing services and non-audit services provided to the Company by the independent registered public accounting firm;

•  Review and approve the report required by the proxy rules of the SEC to be included in the Company’s annual proxy statement;

•  Support an open avenue of communication among the independent registered public accounting firm, financial and senior management, internal audit, and the Board of Directors;

•  Be directly responsible for the hiring, annual performance evaluation, compensation and oversight of the Chief Audit Executive (“CAE”);

•  Support the stature and independence of internal audit by meeting directly with the CAE regarding the internal audit function, organizational concerns, and industry concerns;

•  Review and approve internal audit’s budget, resource plan, activities and organizational structure relative to the Company’s asset size and complexity, the pace of technological and other changes and the achievement of the annual internal audit plan;

•  Oversee the third line of defense in the Company’s Three Lines of Defense Model;

•  Review the status of actions recommended by internal audit and the independent registered public accounting firm to remediate and resolve material or persistent deficiencies identified by those groups and findings identified by regulators;

•  Oversee the Company’s compliance with the rules and regulations related to the preparation and presentation of financial statements; and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Compensation Committee Mr. Latta, Chair Ms. Johnson Mr. Segedi Mr. Snyder Mr. Galant* All Independent 10 meetings during 2023 * Not standing for re-election at the Annual Meeting.

•  Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, assist the Lead Independent Director/Chair in the Board of Directors’ evaluation of the CEO’s performance in light of those goals and objectives, and recommend compensation levels for the CEO to the independent directors of the Board;

•  Engage and terminate, at the Compensation Committee’s sole authority and discretion, outside consultants to study and make recommendations regarding director or executive compensation matters, and the sole authority to approve their fees and other retention terms;

•  At least annually, review and approve compensation of executive officers, including cash-based and equity awards, which may include consideration of the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) and the executive officers’ employment, severance, and other supplemental compensation arrangements;

•  Administer the Company’s executive incentive compensation plans and equity-based plans;

•  Assess the desirability of, and review and recommend to the Board for approval, new executive incentive compensation plans and all equity-based incentive plans, significant amendments to those plans, and any increase in shares reserved for issuance under existing equity based plans;

•  Annually review and make recommendations to the independent directors of the Board with respect to the compensation of directors;

•  Annually prepare and issue a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, and review and approve all other sections of the proxy statement relating to director and executive compensation, in accordance with applicable rules and regulations;

•  Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required by the rules and regulations of the SEC to be included in the Company’s proxy statement and annual report on Form 10-K and determine whether or not to recommend to the Board that the CD&A be so included;

•  Evaluate and discuss with the appropriate officers of the Company its employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation programs is reasonably likely to have a material adverse effect on the Company;

•  Adopt, review and oversee “clawback” or other policies with respect to the recoupment of compensation in compliance with applicable legal requirements and exchange listing standards;

•  Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes under the Dodd-Frank Act, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement;

•  Periodically review and make recommendations regarding the Company’s strategies, activities, policies and communications regarding employee workforce and human capital management; and

•  Provide regular reports to the Board of Directors of the Company and its bank subsidiary.

The Compensation Committee also has the authority to delegate its authority to subcommittees and individual members of the Compensation Committee as the Compensation Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Compensation Committee at its next regularly scheduled meeting. The “Compensation Committee Report” appears on page 53.

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COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Governance Committee Mr. Snyder, Chair Mr. Beach Mr. Gould Ms. Johnson Mr. Segedi All Independent 7 meetings during 2023

•  Identify individuals qualified to become members of the Company’s Board of Directors and recommend director candidates for election or re-election to the Board;

•  Maintain a Director Skills and Traits Matrix, the function and use of which will be to assist the Governance Committee in analyzing the Board’s current skillset, and to assist the Governance Committee in the director selection and nomination process;

•  Review and assess the effectiveness of the Company’s corporate governance structure and processes, and recommend any changes to the full Board of Directors and management, including Board committee structure and membership;

•  Review stockholder proposals relating to corporate governance, environmental and social responsibility matters not related to the compensation of executives of the Board, and other matters and recommend a Company response to the Board;

•  Consider and recommend changes, if appropriate, in the size and composition of the Board;

•  Review and recommend changes to, and administer and enforce, the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, Stock Ownership Guidelines, and Director Training and Education Program;

•  Review and approve those sections of the Company’s proxy statement relating to corporate governance matters and Board committee functions and responsibilities;

•  Review and approve the Company’s policy making framework, as necessary and appropriate;

•  Make recommendations to the Board of Directors about succession planning for the CEO and other senior executives;

•  Oversee the annual evaluation process for the Board of Directors; and

•  Oversee the Company’s operations and programs regarding significant environmental and social matters, including review of the Company’s Corporate Responsibility Report.

The Governance Committee may delegate its authority to subcommittees and individual members of the Governance Committee as it deems appropriate; provided that any delegate shall report any actions taken to the full Governance Committee at its next regularly scheduled meeting. See “Director Selection Process” on page 4 for further information on the process by which directors are nominated for election to the Company’s Board of Directors.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Finance and Investment Committee

Dr. Sohn,* Chair

Mr. Figuereo

Mr. Galant*

Ms. Kuras

Mr. Meola

Mr. Vecchione

All independent except for Mr. Vecchione

15 meetings during 2023

* Not standing for re-election at the Annual Meeting.

•  Monitor the Company’s investment portfolio, trading account activities, and off-balance sheet activities, including investment, hedging and loan purchase and sale activity, valuation trends and methodology, and compliance with approved policies and risk limitations;

•  Monitor the Company’s interest rate risk positions considering the trends, effectiveness, size, and sensitivities to stress of these positions relative to approved policies and risk limitations;

•  Oversee the establishment of liquidity management strategies, policies, and procedures; and enforce management’s duties to identify, measure, monitor, and control liquidity risk;

•  Review and discuss the Company’s current and projected capital ratios and allocation considering overall financial condition, growth, strategy changes, and relevant economic conditions;

•  Review and approve the capital planning process including approval of capital policies, activities, and strategies;

•  Review and discuss trends and changes related to deposit taking and borrowings;

•  Monitor the overall activities conducted in any non-banking affiliates of the Company;

•  Review and discuss the risk management, accounting, profitability, legal, audit and compliance, systems and operations, and reputational risk implications of any new investment, business initiatives, tax planning strategies, debt, equity capital, and/or derivative or hedging strategies prior to the introduction of the product;

•  Review any relevant reports rendered by the Company’s internal audit and compliance departments, and external auditors, and work with the Audit Committee, as appropriate, to ensure that any necessary corrective actions are taken and achieved;

•  Review any relevant reports received from bank regulators regarding the activities of the Finance and Investment Committee; and

•  Review any material required as part of bank run capital stress testing, including models, financial schedules and supporting artifacts and approve final stress testing results and any management recommended actions.

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COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee and Membership	Primary Responsibilities

Risk Committee Mr. Gould, Chair Mr. Blakely Ms. Kuras Mr. Meola Dr. Sohn* All independent 14 meetings during 2023 * Not standing for re-election at the Annual Meeting.

•  Receive presentations and other information to understand the significant risks to which the Company is exposed;

•  At least once a year, review the ERM Framework, and, as appropriate, consider updates based on identified significant risks to which the Company is exposed;

•  Monitor, on a regular basis, the Company’s risk management performance and obtain, on a regular basis, reasonable assurance that the Company’s risk management policies for significant risks are being adhered to;

•  Be consulted in the hiring and dismissal of the CRO, and approve compensation of the CRO;

•  Review the periodic summary reports of the enterprise-wide Risk & Control Self- Assessment (RCSA) Program;

•  Consider and provide advice to the Board of Directors, when appropriate, on the risk impact of any strategic decision that the Board of Directors may be contemplating, including considering whether any strategic decision is within the risk tolerance established for the Company and its individual business units;

•  Recommend a risk appetite statement for the Company to the full Board for approval, and monitor compliance with the risk appetite statement, including development of risk tolerances, targets and limits as appropriate;

•  Review and discuss with management significant federal and state regulatory reports and reported risk management deficiencies of the Company and related risk management and remediation plans;

•  Review and approve any other matters related to risk management or compliance as required by the Company’s regulators;

•  Monitor management’s implementation of the Company’s Compliance Management System Framework;

•  Review the amount, nature, characteristics, concentration, and quality of the Company’s credit-related risks; significant exposures are monitored through reports presented to the Risk Committee and include reporting of significant exceptions to risk policies and trends in portfolio quality (credit and position risk) and market risk;

•  Monitor management’s implementation of the Company’s Financial Crimes Compliance program, including reviewing related policies, risk assessment results and monitoring efforts (e.g., Bank Secrecy Act/Anti-Money Laundering/Office of Foreign Assets Control metrics);

•  Monitor management’s implementation of Operations and Technology risk including, cyber security, information security, Business Continuity and Disaster Recovery programs;

•  Review and approve annually the level and adequacy of the Company’s insurance program, policies and coverage limits, including an assessment of insurance carriers and brokers; and

•  Review and approve significant risk management policies recommended by the Company’s management.

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CORPORATE GOVERNANCE

COMPENSATION OF DIRECTORS

2023 Compensation of Directors

We have designed our non-employee director compensation program to achieve the following objectives: (a) align directors’ interests with the long-term interests of our stockholders; (b) attract and retain outstanding director candidates with diverse backgrounds and experiences; and (c) recognize the substantial time commitment required to serve as a director for the Company.

The Compensation Committee reviews the Company’s director compensation program on an annual basis and provides recommendations to the full Board as appropriate. When making its recommendations, the Compensation Committee considered director compensation levels at the same group of companies used to benchmark our named executive officers’ compensation for 2023. See “Benchmarking of Compensation” on page 45 for more information. Willis Towers Watson (the “Consultant”), served during 2023 as the Compensation Committee’s independent consultant with respect to the compensation of our non-employee directors.

The table below provides information concerning the compensation of the Company’s non-employee directors for 2023. The Company does not pay employees of the Company additional compensation for their service as directors. Accordingly, this table does not include Mr. Vecchione. Non-employee directors receive annual retainers, committee service retainers, equity grants in the form of restricted Company stock, and amounts for special assignments as determined to be appropriate.

In January 2023, as part of its annual review of director compensation, the Compensation Committee recommended that the director compensation remain at 2022 levels, with an increase in the number of shares granted based on the decrease in the value of the stock price from the prior year, to preserve the value of the equity grant against year-over-year fluctuations in stock price. The Board of Directors approved the Compensation Committee’s recommendations and granted 2,996 shares of restricted stock to each director on February 7, 2023, with the shares scheduled to vest on July 1, 2023.

•	An annual board service retainer of $50,000 for all non-employee directors;

•	Committee service retainers of $20,000 for the Audit Committee; and $10,000 for each of the Compensation; Finance & Investment; Governance; and Risk Committees;

•	Retainers of $10,000 for each chair of the Audit; Compensation; Finance & Investment; Governance; and Risk Committees;

•	Equity compensation of 2,996 shares in restricted stock; and

•	Additional compensation for the Chair of the Board consisting of an $80,000 cash retainer and $80,000 restricted stock grant.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Cash Dividend Paid ($)(3)	Total ($)

Patricia Arvielo (4)	17,500	235,066	1,079	253,645

Bruce D. Beach	156,250	315,017	3,648	474,915

Kevin M. Blakely	80,000	235,066	2,157	317,223

Juan R. Figuereo	95,000	235,066	2,157	332,223

Paul S. Galant	70,000	235,066	2,157	307,223

Howard N. Gould	80,000	235,066	2,157	317,223

Marianne Boyd Johnson	70,000	235,066	2,157	307,223

Mary Tuuk Kuras (2)	52,500	195,843	3,680	252,023

Robert P. Latta	90,000	235,066	2,157	327,223

Adriane C. McFetridge (4)	35,000	235,066	2,157	272,223

Anthony T. Meola (2)	35,000	156,682	2,944	194,626

Michael Patriarca (4)	40,000	235,066	2,157	277,223

Bryan K. Segedi	70,000	235,066	2,157	307,223

Donald D. Snyder	80,000	235,066	2,157	317,223

Sung Won Sohn	80,000	235,066	2,157	317,223

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COMPENSATION OF DIRECTORS

(1)	None of Mss. Guggenheim, Jammet, nor Mr. Halmy received compensation in 2023 because they did not serve on the Board during that time.

(2)

In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. For restricted stock, the fair value per share is equal to the closing price of the Company’s stock on the date of grant.

In 2023, non-employee directors were each awarded 2,996 shares of restricted stock. Ms. Kuras and Mr. Meola received awards prorated based on their respective dates of election to the Board in 2023.

Complete beneficial ownership information of Company stock for each of our current directors is provided in this proxy statement on page 69 under the heading, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers.”

(3)	Represents dividends on unvested directors’ grants.

(4)	Ms. Arvielo resigned from the Board as of April 7, 2023. Ms. McFetridge and Mr. Patriarca served on the Board until June 14, 2023, and did not stand for re-election.

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CORPORATE GOVERNANCE

AUDIT COMMITTEE REPORT

Audit Committee Report

The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and the charter was most recently amended on February 5, 2024. The charter states that the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the qualifications, independence and performance of the registered public accounting firm employed by the Company, (ii) the performance of the Company’s internal audit function, (iii) the integrity of the Company’s financial statements, its related accounting and financial reporting processes and internal controls over financial reporting, and (iv) the Company’s compliance with regulatory, legal and ethical requirements. The Audit Committee periodically reports on these and other pertinent matters that come before it to the full Board of Directors.

The following directors are currently members of the Audit Committee: Messrs. Figuereo (Chair), Beach, Blakely and Latta. The Board of Directors has determined that each member of the Audit Committee satisfies the requirements of the applicable laws and regulations relative to the independence of directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the NYSE. The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Messrs. Beach and Figuereo qualify as “audit committee financial experts” as defined by the SEC. During 2023, the Audit Committee met eleven times.

While the Audit Committee has the duties and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles in the United States of America (“GAAP”). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of management, the Company’s independent registered public accounting firm, and others as described more fully below.

Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters that management believes require attention, guidance, resolution, or other actions. RSM US LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of, and expressing an opinion on, the Company’s consolidated financial statements and on the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

During the year, the Audit Committee discussed with RSM US LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting of the Company for the year ended December 31, 2023, with RSM US LLP and management. In addition, the Audit Committee discussed with RSM US LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 1301 (Communication with Audit Committees) as currently in effect and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

RSM US LLP has provided to the Audit Committee the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee discussed with RSM US LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to RSM US LLP for audit and non-audit related services.

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Company’s Board that the audited financial statements for the year ended December 31, 2023, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Submitted by the Audit Committee

Juan Figuereo (Chair)

Bruce D. Beach

Kevin M. Blakely

Robert P. Latta

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AUDIT COMMITTEE REPORT

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this report therein by reference.

Compensation Committee Matters

The Compensation Committee’s Processes and Procedures

The Compensation Committee’s charter is reviewed no less than annually to ensure that the Compensation Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of stockholder value. The Board of Directors adopted the Compensation Committee’s charter on April 27, 2005, and most recently approved the charter on February 6, 2024.

The Compensation Committee’s charter provides the Compensation Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters and has the sole authority to approve their fees and other retention terms. In 2023, the Compensation Committee retained the Consultant as its outside independent compensation consultant to advise it on director and executive compensation matters. In this capacity, the Consultant reported directly to the Compensation Committee and provided data, analysis and guidance to assist the Compensation Committee in ensuring that the Company’s executive compensation programs and director compensation programs are appropriate, reasonable, and consistent with the Compensation Committee’s compensation objectives.

The Compensation Committee works directly with the Consultant to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. The Consultant attended Compensation Committee meetings to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Compensation Committee. The Compensation Committee also meets regularly with the Consultant on an informal basis and without executive management. The Consultant provided no services to the Company other than services that were requested by the Compensation Committee; and the independence assessment that the Compensation Committee conducted confirmed that no conflicts of interest existed with respect to the Consultant’s work.

In 2023, the Compensation Committee directed the Consultant to provide an update to our peer group and CEO benchmarking and market analysis to inform the Compensation Committee’s compensation decisions and recommendations. The Consultant provided an analysis of the Company’s compensation program in comparison to proxy data from the Company’s Peer Group (as defined on page 45) and financial services industry published survey data. The Compensation Committee’s decisions with respect to the peer group analysis are discussed on page 45. There were no actions taken directly pursuant to the CEO benchmarking and market analysis, but the Compensation Committee used the overall information provided by the Consultant to help inform their related decisions. The Consultant was also engaged to help the Company with the Realizable Pay vs. Target Pay analysis, shown on pages 50-51, and the Pay versus Performance disclosure, shown on pages 60-63.

The Compensation Committee Chair works with management to set the individual meeting agenda for the Compensation Committee following an overall annual calendar of regular activities. The CEO, Chief Human Resources Officer (“CHRO”) and the Chief Legal Officer are the primary representatives of management who interact with the Compensation Committee and serve as liaisons between the Compensation Committee and Company management. These officers regularly attend Compensation Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the “Compensation Discussion and Analysis” below. The CHRO works with the CEO, CFO, and other senior executives to develop and recommend compensation strategies and practices to the Compensation Committee for its review and approval, including the performance goals and weighting factors used in the Company’s performance-based plans and base salary adjustments for specific officers. The CHRO also works directly with the Consultant on a variety of Compensation Committee matters and provides administrative support and assistance to the Compensation Committee.

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CORPORATE GOVERNANCE

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

Messrs. Latta, Galant, Snyder, Segedi and Ms. Johnson served as members of the Compensation Committee during 2023. Each member of the Compensation Committee is an independent director under standards of the NYSE and is a non-employee director under Section 16 of the Exchange Act. No member of the Compensation Committee is a current or former officer or employee of the Company or any subsidiary. No executive officer of the Company serves on the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or the Compensation Committee. No executive officer of the Company serves on any board that has an executive serving on our Board.

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PROPOSAL NO. 1. ELECTION OF DIRECTORS

Proposal No. 1. Election of Directors

The Company’s Bylaws provide that the Board of Directors will consist of not less than eight or more than seventeen directors. The Board of Directors may, from time to time, fix the number of directors within these limits. Effective as of the date of the Annual Meeting, the Company’s Board of Directors will be fixed at fourteen directors.

The fourteen individuals listed below are currently directors of the Company and are the nominees to be elected as directors at the Annual Meeting to serve for one-year terms. Proxies may not be voted for a greater number of persons than the number of nominees named.

Vote Required. A nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

The Board of Directors unanimously recommends that the stockholders vote

“FOR” all of the following nominees:

Bruce D. Beach

Kevin M. Blakely

Juan R. Figuereo

Howard N. Gould

Greta Guggenheim

Christopher A. Halmy

Mary Chris Jammet

Marianne Boyd Johnson

Mary Tuuk Kuras

Robert P. Latta

Anthony T. Meola

Bryan K. Segedi

Donald D. Snyder

Kenneth A. Vecchione

Biographical information about these nominees may be found beginning at page 8 of this proxy statement.

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EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

Executive Compensation

Executive Officers

Executive officers are appointed annually by the Board of Directors. Mr. Vecchione currently serves on the Company’s Board of Directors and has been re-nominated to the Board in addition to his role as an executive officer. More information regarding Mr. Vecchione is available on page 21. All ages are provided as of the Record Date.

DALE GIBBONS, C.P.A.
VICE CHAIR AND CHIEF FINANCIAL OFFICER Age: 63 Executive Officer since: 2003	Education: B.S., Arizona State University

Mr. Gibbons has more than 30 years of experience in commercial banking. Mr. Gibbons oversees the Company’s Accounting, Investor Relations, Tax, Treasury, Financial Planning & Analysis, Blockchain and Digital Assets Banking, Legal Settlement Services, and Business Escrow Services departments.

Biographical Information:

•  Vice Chair and Chief Financial Officer, Western Alliance Bancorporation, since 2018, prior to which Mr. Gibbons served as Executive Vice President and Chief Financial Officer of the Company since 2003.

•  Chief Financial Officer, Zions Bancorporation, 1996-2001.

•  Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions from 1979 to 1996.

TIMOTHY BOOTHE
CHIEF OPERATING OFFICER Age: 59 Executive Officer since: 2019	Education: B.S. University of California, Santa Barbara, Graduate of the Pacific Coast Banking School through the University of Washington

Mr. Boothe has more than 30 years of commercial banking industry experience. Mr. Boothe oversees the Company’s Loan and Deposit Operations, Technology, Facilities, Operational Strategy, Product and Treasury Management, and Client Service groups.

Biographical Information:

•  Chief Operating Officer, Western Alliance Bancorporation, since 2019, prior to which Mr. Boothe served as President of Bridge Bank, a division of Western Alliance Bank, beginning in 2015.

•  Executive Vice President and Chief Operating Officer, Bridge Bank, from 2006 until its acquisition by Western Alliance Bancorporation in 2015.

•  Executive Vice President and Chief Lending Officer, Bridge Bank, since its inception in 2001.

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EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

TIM BRUCKNER
CHIEF BANKING OFFICER FOR REGIONAL BANKING Age: 56 Executive Officer since: 2019	Education: B.S. in Business Administration, University of Nebraska M.B.A., Creighton University

Mr. Bruckner has more than 25 years of experience in commercial banking and lending. Mr. Bruckner oversees all of the Company’s regional banking divisions as well as certain specialty banking business lines.

Biographical Information:

•  Chief Banking Officer for Regional Banking, Western Alliance Bancorporation, since 2024; Chief Credit Officer, 2019-2023.

•  Executive Vice President, Divisional Chief Credit Officer, Alliance Bank of Arizona, a division of Western Alliance Bank, from 2016-2019.

•  Board Chair, Native American Connections.

•  Managing Director – Arizona Commercial Banking, BMO Harris Bank, 2012-2016. Mr. Bruckner worked for BMO Harris Bank as a Senior Vice President in a variety of divisions including Manager of the Special Assets Division, President of M&I Business Credit and President of M&I Equipment Finance, 2006-2016.

•  Line of Business Head – Healthcare Finance/Leasing, Banc of America – Leasing & Capital, from 2003-2006.

STEPHEN CURLEY
CHIEF BANKING OFFICER FOR NATIONAL BUSINESS LINES Age: 53 Executive Officer since: 2022	Education: B.A. in American Studies, Trinity College M.B.A., Tuck School of Business at Dartmouth College

Mr. Curley has over 20 years of experience in commercial banking and mortgage. Mr. Curley oversees most of the Company’s national business lines, including its HOA, mortgage warehouse, note finance, MSR relationships, corporate finance, public/nonprofit finance, equipment finance, and several other loan and deposit units and initiatives.

Biographical Information:

•  Chief Banking Officer for National Business Lines, Western Alliance Bancorporation, since 2022.

•  Division President, Western Alliance Bank, 2018-2022.

•  Executive Vice President, Alliance Bank of Arizona & Alliance Association Bank, 2015-2018.

•  SVP, Regional Manager, Alliance Bank of Arizona, 2011-2015.

•  SVP, Mortgage Warehouse Lending Manager, Alliance Bank of Arizona, 2009-2011.

•  President & Director, Community Bank of Arizona, 2008-2009.

•  Executive Vice President, 1st National Bank of Arizona, 2002-2007.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   39

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

LYNNE B. HERNDON, C.P.A.
CHIEF CREDIT OFFICER Age: 59 Executive Officer since: 2024	Education: B.S., University of Alabama MBA, University of Alabama

Ms. Herndon has nearly 20 years of experience working in commercial banking and credit management for financial institutions. In addition, Ms. Herndon is a Certified Public Accountant.

Biographical Information:

•  Chief Credit Officer, Western Alliance Bancorporation, since January 2024.

•  West Region Commercial Credit Executive, PNC Bank, 2021-2024.

•  Ms. Herndon worked for BBVA in a variety of commercial banking and credit management positions, 2006-2021.

•  Current National President and Foundation Trustee for Alpha Chi Omega Fraternity Inc.

JESSICA JARVI
CHIEF LEGAL OFFICER Age: 47 Executive Officer since: 2023	Education: B.A. in English, University of Arizona J.D., Sandra Day O’Connor College of Law at Arizona State University

Ms. Jarvi has over 20 years of experience representing financial institutions in banking, corporate, and financial services law. In addition to oversight of the Legal Department, Ms. Jarvi also serves as the Corporate Secretary for the Company.

Biographical Information:

•  Chief Legal Officer, Western Alliance Bancorporation, since July 2023.

•  General Counsel, Western Alliance Bank, 2022-2023.

•  Senior Vice President, Deputy General Counsel of Western Alliance Bank, 2013-2022.

•  Senior Vice President, Corporate Counsel of Western Alliance Bank, 2007-2013

•  Corporate Counsel, 1st National Bank of Arizona, 2004-2007.

•  Associate, Snell & Wilmer, 2002-2004.

•  Vice Chair, First Things First Phoenix South Regional Partnership Council, since 2014.

40   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

BARBARA KENNEDY
CHIEF HUMAN RESOURCES OFFICER Age: 57 Executive Officer since: 2018	Education: B.A., University of Missouri-Columbia

Ms. Kennedy has extensive experience in human resources management, specifically in the areas of talent acquisition and management, employee relations and total rewards. Ms. Kennedy oversees all aspects of human resources, employee compensation and benefits, learning and talent development, and spearheads the Company’s diversity and inclusion efforts.

Biographical Information:

•  Chief Human Resources Officer, Western Alliance Bancorporation, since 2018.

•  Senior Vice President of Human Resources, Encore Capital Group, 2014-2018.

•  Senior Vice President of Human Resources, United Stationers Supply Company, 2008-2014.

•  Member of the Board of Directors of the Human Resources Management Association of Chicago, the Novo Group, and Meals On Wheels, 2008-2014.

•  Executive Vice President, Human Resources, Safety, Recruiting and Driver Services, Swift Transportation Company, Inc., 1999-2008.

•  Ms. Kennedy served in various management positions in Human Resources at Barr-Nunn Transportation.

EMILY NACHLAS
CHIEF RISK OFFICER Age: 47 Executive Officer since: 2022	Education: B.S. in Management, the A.B. Freeman School of Business at Tulane University M.B.A., University of New Orleans

Ms. Nachlas has over 20 years of experience in risk management and oversight, particularly in the banking and financial services sector. Ms. Nachlas oversees all aspects of the Company’s risk management strategies and operations, as well as supervising the organization’s risk mitigation and identification procedures.

Biographical Information:

•  Chief Risk Officer, Western Alliance Bancorporation, since 2019.

•  Executive Vice President and Director of Enterprise Risk Management at IBERIABANK, 2011-2019.

•  Operational Risk and Internal Control Manager, HSBC, 2005-2009.

•  Retail Risk Manager, Amegy Bank, 2001-2005.

•  Strategic Alliance Manager, Hibernia National Bank, 2000-2001.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   41

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The objectives of the Company’s executive compensation programs are to:

(1)	establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates;

(2)	reflect the attainment of short- and long-term financial performance goals;

(3)	enhance the Company’s ability to attract and retain qualified executive officers; and

(4)	align, to the greatest extent possible, the interests of customers, management, and stockholders.

The compensation programs are designed to reward and motivate employees, especially our named executive officers, who consistently contribute to the ongoing success of the Company, and who identify and capitalize on opportunities as they arise.

Named Executive Officers for 2023

As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes:

•	Kenneth A. Vecchione, President and Chief Executive Officer;

•	Dale Gibbons, Vice Chair and Chief Financial Officer;

•	Tim Boothe, Chief Operating Officer;

•	Stephen Curley, Chief Banking Officer for National Business Lines; and

•	Tim Bruckner, Chief Banking Officer for Regional Banking.

Aligning Executive Compensation with Metrics that Drive Stockholder Value

We believe in aligning our executive compensation with the interests of our stockholders by using a compensation mix of both fixed and variable components, and by delivering value to executives that reward performance. This includes a fixed base salary with benefits and limited executive perquisites and variable components such as our annual bonus plan and long-term equity incentive compensation. The compensation mix set forth below displays the 2023 compensation mix of our CEO and all other NEOs.

42   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2023 Performance and Compensation

The Compensation Committee and the Board established 2023 executive compensation targets prior to the events of March 2023 that placed extreme stress on regional banks. Management successfully navigated the Company through the turmoil and showed the durability of the Company’s business model, ending fiscal year 2023 with solid financial results. Even though the impacts of the exogenous regional bank events had a direct impact on significant elements of the Company’s executive compensation, the Compensation Committee did not adjust targets or make compensation decisions that were not linked to the performance metrics and targets previously set. In fact, the Company’s overarching compensation philosophy did not change despite the challenges in 2023 and continues to strongly link executive pay to performance metrics that benefit stockholders. A significant portion of total direct compensation depends on the Company achieving challenging performance targets established in its annual bonus and equity incentive plans.

2023 Performance

Financial Performance	• Net income available to common stockholders of $709.6 million in 2023, compared to $1.0 billion for 2022.
• Diluted earnings per share of $6.54 for 2023, compared to $9.70 per share for 2022.
• Pre-Provision Net Revenue* decreased by $388.0 million to $996.2 million, compared to $1.4 billion in 2022.
• Tangible common equity ratio* of 7.3%, compared to 6.5% at December 31, 2022.
• Return on average assets of 1.03% and return on tangible common equity* of 14.9% in 2023, compared to 1.62% and 25.4%, respectively, in 2022.

Balance Sheet Growth	• Total loans held for investment decreased by $1.6 billion to $50.3 billion, or -3.0% YoY.**
• Increase in total deposits of $1.7 billion to $55.3 billion, or +3.1% YoY.

Asset Quality	• Net loan charge-offs to average loans outstanding of 0.06% for 2023, compared to approximately 0.00% for 2022.
• Nonperforming assets (nonaccrual loans and repossessed assets) of 0.40% of total assets, compared to 0.14% at December 31, 2022.

Return of Capital	• Increased the quarterly dividend to $0.37 for the fourth quarter of 2023, up from $0.36 per share of common stock.

*Non-GAAP financial measure: See “Non-GAAP Financial Measures” in Appendix A of this proxy statement for further information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure.

**HFI (held for investment) Loans.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   43

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

As a result of the 2023 regional banking events, the Company’s results were lower than expected. The pay program mechanics demonstrated to be properly designed, as the CEO 3-year realizable pay is lower than target pay (-27%). See “Realizable Pay vs. Target Pay” below.

WESTERN ALLIANCE: PRUDENT AND SUSTAINABLE GROWTH

44   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Design

The Compensation Committee, on behalf of the Board of Directors, performs responsibilities relating to the compensation of the Company’s directors and executive officers. The Compensation Committee seeks to establish total compensation for the Company’s executive officers that is fair, reasonable, competitive in the industry, and aligned with value creation for stockholders. The Company expects that its compensation program will enable it to attract and retain the high-quality executive officers required to successfully manage and grow the Company. The Compensation Committee, the Board of Directors and management work together to ensure that compensation practices fairly reward executives for leading the Company through uncertain times, achieving predetermined performance criteria, and implementing sound risk management practices. The Compensation Committee also takes action to ensure compensation is appropriately limited when necessary to serve the best interests of the Company or as required by regulatory constraints.

2023 Advisory Vote on Executive Compensation

The Company provides stockholders with the ability to cast an annual advisory vote on the compensation of its executives. At the Company’s 2023 annual meeting of stockholders, over 93% were voted in favor of the “Say on Pay” proposal. The Compensation Committee considered the results of the say-on-pay vote but did not make pay changes as a direct result of the advisory vote or feedback from stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions.

Benchmarking of Compensation

The Peer Group used in early 2023 to analyze the NEOs’ compensation as compared to market practices was comprised of 17 banking organizations. This group of banking companies was compiled by considering all banks with total assets within a range of approximately 0.5 x to 2.5 x the Company’s total assets, and with a commercial banking focus. For compensation purposes, the Compensation Committee used the 17-bank subset of the larger group of companies that the Company uses for purposes of comparing financial and stock performance.

The Company believed the Peer Group was representative of those companies that are regional leaders in their markets and with which the Company competes for executive talent. The members of the 2023 Peer Group were:

• Banc of California (successor by merger to PacWest Bancorp) • BankUnited, Inc. • Comerica Incorporated • Cullen/Frost Bankers, Inc. • East West Bancorp, Inc.	• First Citizens BancShares, Inc. • First Republic Bank • New York Community Bancorp, Inc. • Pinnacle Financial Partners Inc. • Prosperity Bancshares • Signature Bank	• South State Corporation • SVB Financial Group • Synovus Financial Corporation • Valley National Bancorp • Webster Financial Corporation • Zions Bancorporation, N.A.

While we strive for year over year continuity in our peer group, the Company’s pace of growth has led the Compensation Committee to conduct a Peer Group review annually. The Compensation Committee reviewed the Company’s Peer Group with the Consultant to ensure the Company aligned more closely to the median of the group. After discussing potential alterations to the current Peer Group with the Consultant, and due to market changes in 2023, the Compensation Committee approved modifying the Peer Group by removing First Republic Bank, Signature Bank and SVB Financial Group, and reflecting the merger of PacWest Bancorp into Banc of California. In 2023, the Compensation Committee approved the addition of Stifel Financial Corp. and Wintrust Financial Corporation.

Peer Group information is an important part of the analysis the Consultant provides to the Compensation Committee so that the Company can maintain executive compensation strategies that are competitive and ensure that compensation is adequate to retain and motivate key executives.

The Compensation Committee believes that its executive officers should receive total compensation that is competitive with comparable employers in the financial services industry and closely aligned with both the Company’s short-term and long-term performance, while at the same time ensuring sound risk management and complying with applicable regulatory requirements.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   45

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee seeks to provide compensation targeted to reflect the value and performance of executives in the market. Actual total direct compensation for executives may vary as necessary based on recommendations of the CEO, direction from the Board of Directors, performance of the Company or any subsidiary or division, individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, and similar considerations.

Elements of Executive Compensation

The principal elements of the Company’s compensation program for NEOs during 2023 consisted of:

Principal Element		Form	Objectives

Base Salary		Cash	• Attract and retain key talent through competitive fixed compensation. • The only fixed source of cash income.

Annual Bonus		Cash

•  Create a pay-for-performance model with clearly established goals and metrics.

•  Motivate and retain key executives through the potential for significant cash compensation by achieving established goals that deliver value to stockholders.

•  Designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals.

•  Performance metrics focus executives and employees on achieving annual results that are key indicators of annual financial and operational performance.

Long-Term Equity	Performance Based Stock Units	Stock

•  Connect executives’ individual interests and the long-term success of the Company.

•  Performance metrics for annual grants are established for a three-year period and weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index.

	Restricted Stock Awards	Stock

•  Align executives’ interests with those of stockholders through the establishment of meaningful share ownership.

•  Retain key executives with time-vested stock grants.

•  Work in tandem with the Company’s Stock Ownership Guidelines to create and require meaningful stock ownership by executives.

Standard Benefits and Limited Perquisites		Benefits and Perquisites

•  Generally, offer executives the same benefit plans that are available to all full-time employees, plus voluntary benefits that an executive may select and pay for.

•  De-emphasizes benefits and perquisites for NEOs in favor of a performance-based compensation approach.

•  Provide limited job related special benefits, including vehicle allowance and access to the corporate jet for work related travel.

The Compensation Committee reviews and approves final payment packages for all executive officers except for the CEO, whose compensation is recommended by the Compensation Committee and approved by the Board of Directors. In evaluating and approving the compensation of executive officers other than the CEO, the Compensation Committee received input from Mr. Vecchione and considered its own assessment of their performance as it has frequent exposure to these officers.

46   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Annual Base Salary

The Company views a competitive annual base salary as a crucial component to attract and retain executive talent. In 2022, the Company entered into a letter agreement with Mr. Vecchione that specifies his 2023 base salary. Please see the “Employment, Noncompetition and Indemnification Agreements” section on page 67 of this proxy statement for additional details. In 2023, the Compensation Committee determined the base salaries for other executive officers (including the NEOs) after considering the Consultant’s market analysis, recommendations from Mr. Vecchione, and making its own assessments regarding individual performance, experience and other factors.

2023 Salary Determination

In January 2023, the Compensation Committee reviewed the base salaries for all executive officers. The Board approved Mr. Vecchione’s base pay increase of 7.7% in accordance with his letter agreement. With respect to the remaining NEOs, the Compensation Committee awarded base increases of 5% for Messrs. Gibbons and Curley and 7.5% for Mr. Boothe. Messrs. Gibbons’, Boothe’s and Curley’s increases were to recognize individual performance in 2023, as well as market positioning relative to peers. Mr. Bruckner received a base pay increase of 14%, in connection with increased responsibilities as Chief Banking Officer in 2023, as well as market positioning relative to peers for his new role.

Annual Bonus Plan

The Western Alliance Bancorporation Annual Bonus Plan (“Annual Bonus Plan”) is designed to create a pay-for-performance environment and is intended to motivate and retain qualified employees by providing the potential for an annual cash award based on the Company’s achievement of pre-determined performance criteria. The Annual Bonus Plan serves the Company’s compensation objective by rewarding executives for the attainment of short- and long-term financial performance goals.

The Annual Bonus Plan is designed to provide market competitive payouts for the achievement of threshold, target, and maximum performance goals. Establishment of the performance levels (threshold, target, and maximum) takes into account all factors that management and the Compensation Committee deem relevant, including market conditions and an assessment of a level of growth that is both aggressive and achievable for each performance criterion. Additionally, the Annual Bonus Plan restricts excessive risk-taking by not providing uncapped payouts and putting a ceiling on potential bonus payments.

The Compensation Committee reviews and analyzes the Annual Bonus Plan performance factors on an annual basis and believes that the year over year results prove the Company’s demonstrable history of pay for performance. The Annual Bonus Plan has historically kept the Company focused on growing its loan portfolio, being its own source of funding through deposit growth, maintaining constant attention to credit quality, and delivering stockholder value. In 2023 and 2024, the Compensation Committee recalibrated the Annual Bonus Plan metrics to address increasing stress on the banking industry related to higher interest rates. Metrics in 2023 and going forward will balance capital, liquidity risk management, and revenue diversification, with earnings and balance sheet growth. The Compensation Committee believes these metrics further align management performance with client and stockholders’ best interests and address regulatory expectations.

2023 Annual Bonus Determination

In 2023, management recommended, and the Compensation Committee approved, changes to bonus metrics to create a greater emphasis on capital and liquidity, and modestly deemphasize adjusted EPS. The Compensation Committee added a CET1 performance factor and set all performance metrics to above industry average for full payout.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   47

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

NEO Award opportunities are set at the beginning of the performance year based on pre-established performance objectives with a significant portion quantitative in nature. The Company’s target performance and actual performance for each 2023 bonus metric is provided below. Actual performance during 2023 was lower than prior years due to external factors outside of management control. The Company fell short of its aggressive adjusted EPS and balance sheet goals, resulting in zero payout for the related metrics.

Performance Factor	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Target Weight	Actual Weight Based on Performance

Adjusted Earnings per Share (1)	$10.02	$10.52	$11.32	$6.78	40%	0%

Loans Held for Investment Growth (2)	$4,000 M	$5,944 M	$6,500 M	$(1,565) M	10%	0%

Non-Brokered Deposit Growth (3)	$6,000 M	$7,998 M	$8,500 M	$(299) M	10%	0%

CET1 (4)	9.3%	9.6%	9.8%	10.8%	10%	20%

Classified Assets Ratio (5)	1.50%	1.25%	0.75%	0.95%	8%	12%

Net Charge-Off Ratio (6)	0.30%	0.20%	0.15%	0.06%	8%	15%
Quality Control (7)		Achieves		Partially Achieves	15%	9%

				Total	100.0%	56%

(1)	Adjusted Earnings per Share equals ((PPNR less Net Charge-Offs) x (1 – Effective Tax Rate)) –Preferred Dividends) / Average Diluted Shares Outstanding.

(2)	For purposes of the Annual Bonus Plan, the loan growth calculation excludes increases in loans held for sale.

(3)	The year-over-year deposit growth excludes brokered and non-reciprocal deposit arrangements.

(4)	The CET1 is used by bank regulators as a basis for assessing a bank’s capital adequacy; therefore, the Company believes the ratio is useful to assess financial condition and capital adequacy.

(5)	The Classified Asset Ratio is the ratio of Classified Assets to Total Assets as of December 31, 2023.

(6)	The Net Charge-Off Ratio equals Net Loan Charge-Offs for the year divided by Average Loans Outstanding for the year.

(7)

Quality Control refers to the Company’s performance in maintaining an effective risk management program and sound control environment, based in part on regulatory examination and internal audit results. Company’s performance in this category is assessed by the Risk Committee, which recommends a payout percentage to the Compensation Committee for final approval.

The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance listed in the bonus table above.

The following table shows the annual bonus targets, expressed as a percentage of annual cash salary, as well as achievements and payouts under the Annual Bonus Plan. In January 2023, the Compensation Committee reviewed the bonus targets for all executive officers. The full Board approved Mr. Vecchione’s bonus target to remain the same as it was in 2022 (150%), in accordance with his letter agreement. With respect to the remaining NEOs, the Compensation Committee approved bonus target increases for Mr. Gibbons from 100% to 120%, for Messrs. Boothe and Curley from 80% to 100% and Mr. Bruckner from 90% to 100%. These annual bonus target increases were due to various factors including increased responsibilities assumed by these executives in 2022 and market positioning relative to peers.

48   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Annual Bonus Plan allows the CEO to recommend to the Compensation Committee an increase to payouts for executive officers of up to 15%. Given the exceptional circumstances related to the U.S. regional banking events in 2023, the annual incentive goals set for the year were unattainable even though the Company’s overall performance was near the top of the Peer Group in many metrics, including 1-year TSR. Therefore, the CEO recommended, and the Compensation Committee agreed, to increase the bonus award for executive officers by 15%, from 56% to 71% of target to align the annual bonus payout with the Company’s performance relative to the industry. The Compensation Committee made the same recommendation for the CEO’s compensation, which the full Board approved to recognize the CEO and NEOs performance, as they effectively led the Company through the complexities of 2023 events.

Name	Target (% of Salary)	2023 Bonus Target ($)	2023 Bonus Paid ($)	2023 Bonus Paid (as % of Target) (1)

Vecchione	150%	2,100,000	1,491,000	71%

Gibbons	120%	1,003,398	712,412	71%

Boothe	100%	496,644	352,617	71%

Curley	100%	522,603	371,048	71%

Bruckner	100%	518,767	368,325	71%

(1)

The CEO may recommend to the Compensation Committee increases to the Annual Bonus Plan payout of up to 15% for a limited population of employees, with total Annual Bonus Plan payouts not to exceed 200%.

Long-Term Equity Incentive Compensation

The Company considers long-term equity incentive compensation (“LTI”) critical to the alignment of executive compensation with stockholder value creation and an integral part of the Company’s overall executive compensation objectives. The Compensation Committee approved 2024 annual equity grants for the NEOs at its February meeting. The grant date for the annual equity grant for all NEOs was the day of the Board of Directors’ February meeting.

Historically, GAAP EPS (“EPS”) has been the most significant component of the LTI performance metrics. EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and allocation of capital. Additionally, EPS targets are aligned with the Company’s long-term financial plans, which the Board and management have assessed for achievability. The Compensation Committee also recognizes the importance of linking total stockholder return (“TSR”) to performance-based awards.

2021 LTI Results

The PSUs covering the 2021-2023 performance period were weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. In early January 2024, following the end of the three-year performance period, the Compensation Committee certified achievement of the EPS component at $24.91 which was significantly above the $18.90 hurdle required for a 200% maximum payout of that metric. For PSUs tied to relative TSR for the same performance period, the Compensation Committee received external certification for TSR results compared to the predetermined peer set which showed a TSR of 13.6% resulting in a relative ranking at the 35th percentile and correlating to a 71.6% payout. The overall payout for the 2021 PSUs was 168%.

2023 LTI Determination

In early 2023, after considering information regarding market analysts’ expectations for the Peer Group and the Company and input from Messrs. Vecchione and Gibbons and the Consultant, the Compensation Committee designed performance targets for the annual PSUs covering the 2023-2025 performance period in the same way as the 2022-2024 PSUs, weighted 75% toward the Company’s three-year cumulative EPS and 25% toward the Company’s relative TSR compared to the KBW Regional Banking Index. At the end of the performance period, the Company’s actual performance against the performance targets will be computed separately, then added together to obtain the total number of shares awarded.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   49

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee approved the following performance targets for the 2023-2025 performance period:

Cumulative EPS (75%):

PSU Vesting (%)	Target ($)

—%	<$	30.90

50%		30.90

100%		33.00

200%		35.70 or above

Relative TSR (25%) compared to the KBW Regional Banking Index:

TSR (%)	KBW Regional Banking Index (percentile)

—%	<25th

50%	25th

100%	50th

200%	75th or above

The relative TSR component of LTI will be subject to a 100% maximum if TSR is negative for the performance period. The Company will interpolate on a straight-line basis between the threshold, target and maximum in each category of performance.

Each of the NEOs received a combination of RSAs and PSUs with the measures provided above. Mr. Vecchione recommended LTI grants for each of the NEOs in amounts commensurate with their position and responsibilities, based on available market data for each position, and in consideration of the Consultant’s recommendation that executive officer grants result in unvested value between two to three times the executive’s base salary as a means of retention. The Compensation Committee approved Mr. Vecchione’s recommendations and made a similar recommendation to the full Board for the CEO’s LTI grant that the Board approved.

Name	RSAs (#)	PSUs (#)

Vecchione	34,732	34,731

Gibbons	15,932	15,932

Boothe	4,302	4,302

Curley	7,329	7,329

Bruckner	6,692	6,691

50   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Realizable Pay vs. Target Pay

The Company sets ambitious incentive goals to provide executives with an opportunity to share in the value they help create. Reaching the goals and, in turn, earning the target pay, is not guaranteed. The Company’s pay program is designed to diminish if results fall below expectations in a manner that is aligned with stockholders. The Company strongly believes in the pay-for-performance orientation of our executive pay programs. To illustrate this, the following is a description of target pay as opposed to realizable pay at the Company.

The pay that is granted is presented in the summary compensation table (page 54). Realizable pay is that compensation that is “earnable” after share price movements, vesting and performance against goals. Realizable pay provides a forward-looking estimate of pay earnable based on current performance conditions.

The graphic below shows the difference between target pay and realizable pay for the CEO for the period 2021-2023:

•

3-year average realizable pay is 27% lower than totals reflected in the summary compensation table due to lower share price and below target actual and estimated payouts on PSUs granted during that period.

•	The average long-term incentive realizable value is 43% lower than the LTI value granted during that period.

(1)

3-year average CEO Target Pay is calculated as follows: (a) Base salary is the base salary cash compensation from FY21-FY23; (b) Bonus is FY21-FY23 target bonus; and (c) Long Term Incentives includes the equity grants made during the FY21-FY23 period, valued at the grant date fair value of the awards.

(2)

3-year average CEO Realizable Pay is calculated as follows: (a) Base salary is base salary cash compensation from FY21-FY23; (b) Bonus is FY21-FY23 bonus actually paid; and (c) Long Term Incentives include the equity grants made during the FY21-FY23 period, all valued using the Company’s stock price as of December 29, 2023, where PSU awards are based on actual payouts and estimated payouts where the cycle is incomplete and all other awards are based on the number of shares granted.

Additional evidence supporting the strong pay-for-performance nature of the long term incentive programs can be found in the Pay Versus Performance section (pages 60-63). The Compensation Actually Paid versus Company Performance chart illustrates the connection between compensation actually paid and TSR. The chart shows that the CEO actual compensation paid is on average 64% lower than the summary compensation table pay for the years 2022 and 2023.

Compensation Recovery

The Company adopted a compensation recovery policy in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that will apply if the result of a performance measure upon which an award granted in the three preceding fiscal years was based is subsequently restated. Upon such a restatement, the Compensation Committee shall direct the Company to recover any portion of any annual or long-term cash, equity or equity-based incentive paid, provided or awarded to any executive officer, including our NEOs, that represents the excess over what would have been paid based on the restated financial results.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   51

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer Stock Ownership Guidelines

The Board adopted Stock Ownership Guidelines in 2010. The Stock Ownership Guidelines, as amended, require the Company’s executive officers to own a minimum number of shares of the Company’s common stock, depending on their position and compensation level. Shares that are deemed beneficially owned and credited toward the minimum stock ownership level include: shares of common stock owned outright or for which the executive officer is deemed the beneficial owner under the Securities Exchange Act of 1934, as amended; restricted stock (whether or not the restrictions have lapsed); shares acquired upon stock option exercise or granted upon achievement of specified performance criteria; shares held in a 401(k) or other retirement benefit plan; and shares held in a trust in which the executive officer is either (1) both the grantor and trustee, or (2) a primary beneficiary. Until the minimum ownership level is achieved, the executive officer is required to retain at least 50% of the net after-tax shares received from equity awards. Each NEO currently complies with these requirements by either having achieved the required ownership level or by retaining the required amount of after-tax shares from equity awards

Name	Ownership Guidelines

Vecchione	5x base salary

Gibbons	4x base salary

Boothe	3x base salary

Curley	3x base salary

Bruckner	3x base salary

Hedging and Pledging of Company Securities

The Company’s Insider Trading Policy (the “Insider Trading Policy”) and Stock Ownership Guidelines prohibit any hedging or pledging of Company stock held by directors and employees, including executive officers. Types of activities prohibited by the Insider Trading Policy include short sales of the Company’s securities, transactions in puts, calls or other derivative securities involving the Company’s stock, and zero-cost collars and forward sales contracts. Notwithstanding the foregoing, certain limited exceptions for pledging exist, including (a) shares of Company common stock held in a margin account or pledged as collateral for a loan prior to July 30, 2019, and (b) where the executive or director demonstrates the financial capacity to repay the loans without resorting to the pledged stock, such exception to be granted at the sole discretion of the Governance Committee. Any pledged shares are excluded from required ownership levels, and subject to both individual and collective maximums on Company shares that may be placed in a margin account or otherwise pledged.

Benefits and Perquisites

With limited exceptions, the Company offers executives the same benefit plans that are available to all full-time employees (e.g., participation in our 401(k) Plan and group insurance plans for medical, dental, vision care and prescription drug coverage; basic life insurance; long-term disability coverage; holidays; vacation, etc.), plus voluntary benefits that an executive may select and pay for (e.g., supplemental life insurance). The Company’s overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.

The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of the performance-based compensation approach described above. The Company does not pay gross-ups and overall perquisites for NEOs continue to be minimal and limited to business-related functions and responsibilities. The cost of these benefits has historically been a small percentage of an NEOs’ overall compensation package. Please see footnote 4 to the Summary Compensation Table below for more information regarding perquisites offered to our NEOs.

Non-Qualified Deferred Compensation Plan

NEOs may voluntarily defer cash compensation as part of the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (“Restoration Plan”). The Restoration Plan was adopted in order to allow the executive officers to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) Plan. We believe the Restoration Plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2023, see the Deferred Compensation Plan table and accompanying narrative below.

52   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Tax Considerations

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to certain executive officers. The Compensation Committee views the availability of a tax deduction as a relevant consideration, subject to its primary responsibility of providing a compensation program that attracts, retains and rewards the executive talent necessary for the Company’s success, and it retains the flexibility to award compensation consistent with the goals of the executive compensation program described above.

The Compensation Committee also takes into consideration other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FASB ASC Topic 718, as well as the overall income tax rules applicable to various forms of compensation.

Evaluation of Company Compensation Plans and Risk

The Compensation Committee engages in a comprehensive review of the Company’s employee incentive plans no less often than annually. In May 2023, the Compensation Committee met with the Company’s CRO, CHRO and Chief Legal Officer to discuss, evaluate and review all of the Company’s incentive compensation plans. The Compensation Committee and CRO identified potential risks posed to the Company and risk mitigating factors within the plans. Based on input regarding long-term and short-term risks to the Company, the Compensation Committee ensured the plans include guiding principles, limitations on eligibility, clawbacks and other features, as necessary, to focus employees on long-term value creation rather than short-term results. Based on its most recent review of the compensation plans, an evaluation of the amount of payments made and the number of employees eligible for each plan, and discussions with the Company’s senior risk officers regarding the potential risks and how those risks are limited for each plan, the Compensation Committee determined that none of the Company’s compensation programs are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement for filing with the SEC, and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee

Robert Latta (Chair)

Marianne Boyd Johnson

Paul Galant

Bryan Segedi

Donald Snyder

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   53

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Compensation Tables

Summary Compensation Table

The following table provides NEO compensation information for each of the past three fiscal years and only for those years that these individuals were considered NEOs. The column entitled “Salary” discloses the amount of base salary earned by each NEO during the year, including amounts earned by Company subsidiaries. The column entitled “Stock Awards” discloses the fair value of an award of stock measured in dollars and calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the Western Alliance Bancorporation Annual Bonus Plan.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in pension value and nonqualified deferred compensation earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Kenneth Vecchione	2023	1,400,000		5,765,512	1,491,000		95,517	8,752,029
Chief Executive Officer	2022	1,300,000		4,802,343	2,028,000		64,835	8,195,178
	2021	1,222,123		2,813,315	3,204,406		83,775	7,323,619
Dale Gibbons	2023	835,386		2,644,752	712,412		105,710	4,298,260
Vice Chairman and	2022	790,418		2,370,228	822,035		103,527	4,086,208
Chief Financial Officer	2021	730,013		989,890	1,343,223		90,154	3,153,280
Tim Boothe	2023	495,962		714,143	352,617	444,045	39,633	2,046,400
Chief Operating Officer	2022	459,522		738,728	382,322	343,490	40,257	1,964,319
	2021	420,962		375,068	619,656	308,859	38,872	1,763,417
Steve Curley	2023	522,156		1,216,632	371,048		38,496	2,148,332
Chief Banking Officer –	2022	489,728		1,137,096	407,454		38,707	2,072,985
National Business Lines	(5)
Tim Bruckner	2023	517,500		1,110,801	368,325		36,641	2,033,267
Chief Banking Officer –	2022	451,782		820,921	422,868		36,882	1,732,453
Regional Banks	(5)

(1)

Stock awards consisted of restricted stock and performance-based stock units. The amounts disclosed represent the aggregate grant date fair value of equity awards granted during the applicable fiscal year and computed in accordance with FASB ASC Topic 718 at the target level of payout. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual value that will be recognized as income by each of the NEOs when received. For additional information with respect to the fair value of equity awards granted in 2023, please refer to the footnotes to the Grants of Plan-Based Awards During 2023 table.

For 2023, the aggregate grant date fair value of equity awards reported reflects the grant date fair value of performance-based stock units plus the grant date fair value of time-vested restricted stock awards granted to the NEOs. The grant date fair value of the performance-based stock units at the maximum level of achievement is $5,084,184 for Mr. Vecchione, $2,332,246 for Mr. Gibbons, $629,759 for Mr. Boothe, $1,072,874 for Mr. Curley, and $979,479 for Mr. Bruckner. The Grants of Plan-Based Awards During 2023, Outstanding Equity Awards at Fiscal Year End and the Stock Vested and Options Exercised in 2023 tables include additional information with respect to all awards outstanding as of December 31, 2023, or vesting during 2023.

Each participant that received a performance-based stock unit award was awarded a specific number of target units that will be earned by the participant at the end of a three-year performance period based on the Company’s cumulative EPS and TSR. Please refer to the “Long-Term Equity Incentive Compensation” section of the CD&A in this proxy statement for more details regarding our equity compensation program.

(2)

The amounts in this column reflect cash awards earned under the 2023 Annual Bonus Plan, which is previously discussed in more detail under the section entitled “2023 Annual Bonus Determination.” The amounts reported for fiscal year 2023 were

54   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

based on fiscal year 2023 performance and paid to all of the NEOs in March 2024. The Non-Equity Incentive Plan Compensation was fully payable as of December 31, 2023.

(3)

The amounts shown in this column represent the aggregate change in actuarial present value of accumulated pension benefits for the NEO participating in the Company’s Supplemental Early Retirement Plan (“SERP”). The SERP was assumed in the acquisition of Bridge Capital Holdings on June 30, 2015 and, therefore, the only named executive officer participating in the SERP is Mr. Boothe. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including years of service, earnings and actuarial assumptions. A discount rate of 4.6% was used to determine the present value of the accumulated benefit. The Company has not provided above-market or preferential earnings on non-qualified deferred compensation under its Restoration Plan and, accordingly, no such amounts are reflected in this column.

(4)

The amounts in this column summarize the amounts included in the “Other Compensation Table for Fiscal Year 2023” that follows, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs during fiscal year 2023.

(5)	Messrs. Curley and Bruckner were not NEOs in 2021.

Other Compensation Table for Fiscal Year 2023

Name	Registrant Contributions to 401(k) and Restoration Plans ($) (1)	Registrant Contributions to Restoration Plans ($) (2)	Dividends on Restricted Shares	Car Allowance ($)	Total ($)

Vecchione	16,500	—	67,017	12,000	95,517

Gibbons	16,500	45,015	32,195	12,000	105,710

Boothe	16,500	—	11,133	12,000	39,633

Curley	16,500	—	16,996	5,000	38,496

Bruckner	16,500	—	15,141	5,000	36,641

(1)

In 2023, the Company matched 100% of the executive’s first 5% of compensation contributed to each plan. Each executive is fully vested in his contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death.

(2)	For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below.

Grants of Plan-Based Awards During 2023

The following table contains information about estimated payouts under non-equity incentive plans and long-term equity incentive awards made to each NEO during 2023.

•	“ABP” is the annual incentive cash award payable pursuant to our 2023 Annual Bonus Plan.

•	“PSUs” are performance-based stock unit awards subject to performance-based vesting.

•	“RSAs” are restricted stock awards subject to time-based vesting.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   55

EXECUTIVE COMPENSATION

COMPENSATION TABLES

For a more complete understanding of the table, please read the related narrative.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Awards ($)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Kenneth Vecchione
ABP		1,344,000	2,100,000	3,885,000
PSU	2/7/2023				17,366	34,731	69,462		3,040,439
RSA	2/7/2023							34,732	2,725,073
Dale Gibbons
ABP		642,175	1,003,398	1,856,286
PSU	2/7/2023				7,966	15,932	31,864		1,394,727
RSA	2/7/2023							15,932	1,250,025
Tim Boothe
ABP		317,852	496,644	918,791
PSU	2/7/2023				2,151	4,302	8,604		376,608
RSA	2/7/2023							4,302	337,535
Steve Curley
ABP		334,466	522,603	966,816
PSU	2/7/2023				3,665	7,329	14,658		641,599
RSA	2/7/2023							7,329	575,033
Tim Bruckner
ABP		332,011	518,767	959,719
PSU	2/7/2023				3,346	6,691	13,382		585,747
RSA	2/7/2023							6,692	525,054

Non-Equity Incentive Plan Awards (Columns 3-5) The amounts reported in these columns reflect threshold, target and maximum award amounts for fiscal year 2023 pursuant to the 2023 Western Alliance Bancorporation Annual Bonus Plan, which is a performance-based compensation plan. The actual amounts earned by each NEO pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

Equity Incentive Plan Awards (Columns 6-8) The amounts reported in these columns reflect threshold, target and maximum award amounts for the 2023-2025 performance cycle pursuant to the PSUs issued as part of our 2023 annual equity awards. The actual amounts, if any, earned by each NEO pursuant to such awards are determined by the Compensation Committee at the end of the three-year performance cycle and are based on the Company’s cumulative EPS and relative total stockholder return during the performance period.

Stock Awards (Column 9) The amounts reported in the 9th column reflect the number of shares underlying restricted stock awards that were granted as part of our 2023 annual equity awards. These are time-vested awards which will vest 50% on the second and third anniversaries of the grant date.

Grant Date Fair Value (Column 10) In the case of PSUs issued as part of our 2023 annual equity awards, the grant date fair value is calculated in accordance with FASB ASC Topic 718 for awards with both a market and performance condition. The fair value for the EPS portion of the awards is based on the closing stock price on the grant date adjusted for the lack of dividend rights and the target number of shares, which the company currently estimates as a probable outcome. The fair value for the relative TSR portion of the awards is determined on the grant date using a Monte Carlo simulation. The fair value for each component is calculated independently of one another. Depending on whether or to what extent the respective performance criteria are met, the number of shares for which the performance units are settled may range from zero to 200%.

56   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning outstanding stock awards and unvested RSAs and PSUs held by each NEO as of December 31, 2023. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. We computed the market value of stock awards by multiplying the closing market price of our stock on December 29, 2023 ($65.79) (the last trading day in 2023), by the number of shares of unvested stock.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth Vecchione	2/7/2023	34,732	2,285,018	34,731	2,284,952
	2/8/2022	15,871	1,044,153	15,871	1,044,153
	4/6/2022			42,695	2,808,904
	2/9/2021	8,831	580,991	29,669	1,951,910
Dale Gibbons	2/7/2023	15,932	1,048,166	15,932	1,048,166
	2/8/2022	7,814	514,083	19,533	1,285,076
	2/9/2021	3,107	204,410	10,440	686,816
Tim Boothe	2/7/2023	4,302	283,029	4,302	283,029
	2/8/2022	2,198	144,606	6,592	433,688
	2/9/2021	1,178	77,501	3,955	260,181
Steve Curley	2/7/2023	7,329	482,175	7,329	482,175
	2/8/2022			9,767	642,571
	2/16/2022	2,546	167,501	2,545	167,436
	2/9/2021	1,390	91,448	4,669	307,155
Tim Bruckner	2/7/2023	6,692	440,267	6,691	440,201
	2/8/2022	2,442	160,659	7,326	481,978
	2/9/2021	1,308	86,053	4,395	289,139

(1)	RSAs granted in 2021, 2022 and 2023 vest in two equal annual installments on the 2nd and 3rd anniversaries of the grant date.

(2)

Based on performance through the end of 2023, amounts shown represent the Company achieving 168% payout for the PSUs granted in 2021 and achieving target performance goals for the PSUs granted in 2022 (including the 2022 special retention awards) and 2023. PSUs vest and pay out after the end of the applicable performance period (after performance results are determined and no later than March 15).

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

Stock Vested and Options Exercised in 2023

The following table provides information concerning the vesting of stock awards during 2023 for each of the NEOs on an aggregate basis. The table reports the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock awards that vested in 2023, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date. Information regarding exercises of stock options has been omitted because no stock options were exercised by NEOs during 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kenneth Vecchione	57,574	3,651,267

Dale Gibbons	17,933	1,110,570

Tim Boothe	9,322	699,524

Steve Curley	9,848	730,616

Tim Bruckner	8,416	631,798

Pension Benefits for 2023

While we do not offer any pension benefits for any of our employees, we do maintain the Bridge Bank, National Association SERP in which Mr. Boothe participates. The following table sets forth information regarding pension benefits accrued during the last fiscal year for Mr. Boothe. None of our other NEOs received any pension benefits in 2023.

Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Tim Boothe	SERP	23	2,320,205	—

(1)

The figures shown are determined as of the plan’s measurement date during 2023 under FASB ASC Topic 715, Retirement Benefits, for purposes of our audited financial statements. The Company used a 4.6% discount rate with 23 years of credited service to determine the present value of the accumulated benefit as of December 31, 2023. The benefit amount is calculated as a percentage of the final three full calendar years average compensation multiplied by the fraction (not more than 1) of years of service over the accrual years threshold. The benefits are fully vested over 10 years of service, and they are payable in 15 annual installments, starting upon retirement at normal retirement age, which is age 65 (or age 62 if employee’s years of service are in excess of the accrual years threshold). Benefits will be actuarially reduced upon retirement at an age that is earlier than the normal retirement age. Mr. Boothe is 100% vested in his benefits as of December 31, 2023: he has well over 10 years of service (greater that the 10 years accrued threshold specified in the SERP) and his normal retirement age, therefore, is 62.

Nonqualified Deferred Compensation in 2023

The Company sponsors the Restoration Plan, a non-qualified deferred compensation plan available only to certain executives. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of their base salary and bonus compensation payable under the Annual Bonus Plan, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of 50% of the deferred amount up to 3% of all compensation as offset by the amount of matching contributions made on the participant’s behalf under the 401(k) Plan.

58   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES

The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2023” indicates the aggregate amount contributed to such plans by each NEO during 2023. In 2023, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

Name	Executive Contributions in 2023 ($)	Registrant Contributions in 2023 ($) (1)	Aggregate Earnings in 2023 ($)	Aggregate Balance at 12/31/23 ($)

Kenneth Vecchione	—	—	—	—

Dale Gibbons	90,030	45,015	44,844	1,206,419

Tim Boothe	—	—	—	—

Steve Curley	—	—	—	—

Tim Bruckner	—	—	—	—

(1)	Amounts in this column are included in the Summary Compensation Table, in the “All Other Compensation” column, and as a portion of the “Registrant Contributions” column in footnote (3) to that table.

CEO Pay Ratio

We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay to the pay of all our employees in 2023. The compensation for our CEO in 2023 was approximately 78 times the pay of our median employee.

78:1 CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the total compensation for all individuals, excluding Mr. Vecchione, who were employed by us on December 1, 2023. To determine total compensation, we used: (1) the W-2 Gross Wages amount for all active employees who were employed during the entire 2023 calendar year; and (2) the annualized gross compensation amount for mid-year hires using December 1, 2023, payroll data. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not include retired employees or employees on long term leaves of absence who may have received compensation during the course of the year. We did not make any assumptions, adjustments, or estimates with respect to total cash or equity compensation, other than annualizing the compensation for any active employees that were not employed by us for all of 2023.

After identifying the median employee based on total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2023 Summary Compensation Table in this proxy statement.

Accordingly, our median employee for 2023 received total compensation in the amount of $112,365, whereas our CEO’s total compensation for 2023 totaled $8,752,029, such that our 2023 CEO to median employee pay ratio was 78:1.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   59

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “Compensation Actually Paid” or “CAP” and certain performance measures for the fiscal years listed below. The CD&A describes the compensation setting process for our executive officers, which is done independently of the disclosure requirements. We believe that the CD&A fully explains the pay-for-performance
elements of our program.
Pay Versus Performance Table
The following table and supporting narrative contain information regarding “compensation actually paid” to our NEOs for each of the indicated fiscal years ended on December 31, and the relationship to company performance.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	GAAP Earnings Per Share (4)
			Table Total for Non- PEO Named Executive Officers ($) (2)		Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)

2023	$8,752,029	$3,865,078	$2,631,565	$1,430,971	$126	$116	$722	$6.54

2022	$8,195,178	$2,246,805	$2,463,991	$909,058	$110	$116	$1,057	$9.70

2021	$7,323,619	$21,611,192	$2,906,340	$7,042,849	$196	$125	$899	$8.67

2020	$6,270,271	$8,327,177	$2,695,393	$3,406,782	$108	$91	$507	$5.04

(1)	Reflects compensation for our CEO, Kenneth Vecchione, who served as our Principal Executive Officer (PEO) in 2020, 2021, 2022 and 2023.

(2)
Reflects compensation for Dale Gibbons, Randall Theisen, Timothy Boothe, and Robert Sarver in 2020, Dale Gibbons, Randall Theisen, Timothy Boothe, and Robert Sarver in 2021, Dale Gibbons, Timothy Boothe, Tim Bruckner, and Steve Curley in 2022, and Dale Gibbons, Timothy Boothe, Tim Bruckner, and Steve Curley in 2023 as shown in the Summary Compensation Table for each respective year.

(3)	Peer Group used for TSR comparisons reflects the KBW Regional Banking Index.
To calculate “compensation actually paid” for our CEO and other NEOs the following adjustments were made to Summary Compensation Table total pay.

60   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

Deductions and Additions to Summary Compensation Table Totals

	2023

Adjustments	PEO	Avg. Other NEOs
Summary Compensation Total	$8,752,029	$2,631,565
Deduction for amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for applicable FY	$(5,765,512)	$(1,421,582)
Increase in fair value of awards granted during applicable FY that remain unvested as of applicable FY end, determined as of applicable FY end	$3,080,724	$759,569
Change in fair value of awards granted during prior FY that were outstanding and unvested as of applicable FY end, determined based on change in fair value from prior FY end to applicable FY end	$(3,411,475)	$(655,917)
Change in fair value of awards granted during prior FY that vested during applicable FY, determined based on change in fair value from prior FY end to vesting date	$1,209,312	$228,347
Reduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for applicable FY	$—	$(111,011)
Total adjustments	$(4,886,951)	$(1,200,594)
Compensation Actually Paid	$3,865,078	$1,430,971
The equity awards included above comprise performance share units and restricted stock granted from 2020 through 2023.
The amounts are based on the fair value of the equity awards as of the applicable year end or vesting date as required by SEC rules. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock awards are valued based on the stock price on the relevant measurement date. Performance stock units are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC 718 purposes, and the stock price on the relevant measurement date.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   61

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

Compensation Actually Paid Versus Company Performance
The following charts
provide
a clear, visual description of the relationships between “compensation actually paid” to our PEO, and the average for our non-PEO
NEOs, to aspects of the Company’s financial performance as included in the Pay Versus Performance Table above. Because a significant portion of compensation for our NEOs is in the form of equity awards, compensation actually paid is generally aligned with TSR.
PEO and average NEO CAP vs Company TSR and KBW Index

PEO and average NEO CAP vs GAAP Net Income

62   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

PEO and average NEO CAP vs GAAP Earnings Per Share

Tabular List of Company Performance Measures
The following table alphabetically lists the measures we believe are most important in linking compensation actually paid to company performance during 2023.

(1)	Adjusted EPS

(2)	GAAP EPS

(3)	Net Charge-Off Ratio

(4)	Non-Credit Enhanced Deposit Growth

(5)	Organic Loan Growth

(6)	Relative TSR
Further details
on
these measures and how they feature in our compensation plans can be found in our Compensation Discussion and Analysis, pages 42-53.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   63

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments upon Termination or Change in Control

The Company sponsors the the amended and restated Western Alliance Bancorporation Severance and Change in Control Plan (the “Severance Plan”). Under the Severance Plan, certain executives, including the Company’s NEOs, who are designated by the Board and who enter into individual participation agreements are eligible to participate in the Severance Plan and to receive severance and certain other payments under the circumstances set forth in the Severance Plan. All current NEOs have signed the Severance and Change in Control Plan; therefore, all NEOs were eligible for severance benefits payable pursuant to the Severance Plan.

The Severance Plan generally provides that severance benefits will be paid upon

•

the termination of an executive’s employment for unsatisfactory work performance (as defined in the Severance Plan, “Poor Performance”) that does not provide grounds for termination with Cause (as defined in the Severance Plan);

•	the termination of an executive’s employment without Cause (other than a termination for Poor Performance) by the Company or an Affiliate (as defined in the Severance Plan;

•

a retirement at or after age sixty with at least ten years of continuous service (as defined under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “Stock Incentive Plan”)) (a “Qualified Retirement”); and

•

the termination of an executive’s employment without Cause (other than a termination for Poor Performance) or by the executive for Good Reason (as defined in the Severance Plan), in either case within the twenty-four month period following a Transaction Event (as defined below) (a “Transaction Event Termination”).

Under the Severance Plan, in the event of a qualifying termination of employment in any of the circumstances described above, and contingent upon the executive’s execution of a binding release agreement and waiver of claims, the executive will be entitled to receive Accrued Benefits (as defined in the Severance Plan), payable in accordance with the Company’s normal payroll practice, and the severance and other payments set forth in the Severance Plan. Following a termination for Poor Performance, the executive will receive a lump sum cash payment in an amount equal to nine months of the executive’s annual base salary for the year in which the termination occurs. Following a termination without Cause (other than a termination for Poor Performance), the executive will receive (i) a lump sum cash payment in an amount equal to one-and-a-half times the executive’s annual base salary for the year in which the termination occurs, plus (ii) a lump sum payment in an amount equal to the sum of (A) any annual bonus earned in the plan year prior to the plan year in which the termination occurs and (B) a pro rata amount of a target annual bonus for the year in which the termination occurs, based on the number of days elapsed in the year the termination occurs, plus (iii) a lump sum cash payment in an amount equal to the Company’s portion of premiums paid for continuation coverage for up to twenty-four months following termination of employment pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. Following a Qualified Retirement, the executive will be entitled to receive a lump sum cash payment of a pro rata amount of the executive’s annual bonus for the year in which the Qualified Retirement occurs, based on the Company’s actual projected performance at the time of the Qualified Retirement.

With respect to a Transaction Event Termination, pursuant to the Severance Plan, a Transaction Event is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of all or substantially all of the assets of the Company to another person or entity; or

•

any transaction (including a merger or reorganization, in which the Company is the surviving entity), which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 40% or more of the combined voting power of all classes of stock of the Company, including where, for the avoidance of doubt, a majority of the individuals who constitute the Board and the Company’s Officers immediately prior to the Merger of Equals remain in effective control of the Company following the Merger of Equals.

Severance benefits in the event of a Transaction Event consist of:

•

a single lump sum cash severance payment in an amount equal to the sum of (i) two times the executive’s base salary, and (ii) two times the executive’s target annual bonus amount (other than Mr. Vecchione, whose severance multiple is three times the sum of his base salary plus target annual bonus);

•	payment of any annual bonus that the executive earned in the prior year, but which was unpaid as of the executive’s separation from service;

64   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

•

to the extent the executive had any outstanding equity awards at the time of executive’s separation from service, the Company shall provide that the equity awards shall receive the same vesting treatment as provided under the executive’s participation agreement as if the executive’s separation from service had occurred immediately following a Transaction Event, with the date of the Transaction Event serving as the date the executive is deemed to have incurred a separation from service for purposes of determining any vesting in connection therewith;

•	payment of a pro rata amount of the executive’s target annual bonus amount for the year in which the executive’s separation from service occurs, based on the number of days elapsed in the year; and

•	payment of the Company’s portion of the cost of continuing coverage under the Company’s group health benefit plan for the executive and the executive’s family for a period of up to 24 months.

If any amount or benefits to be paid or provided to an executive under the Severance Plan or any other arrangement would trigger the excise tax imposed on “excess parachute payments,” the executive’s payments and benefits will be reduced to one dollar less than the amount that would cause the payments and benefits to be subject to the excise tax, unless the executive would be better off (on an after-tax basis) receiving all payments and benefits and paying all applicable excise and income taxes.

The payment of benefits under the Severance Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the non-competition, non-solicitation and confidentiality covenants agreed to between each executive and the Company.

The Stock Incentive Plan provides for the treatment of outstanding options and shares of restricted stock upon the occurrence of a Change in Control. In the event of a Change in Control, unless the successor entity or a parent or subsidiary thereof has agreed in writing to assume or continue the Company’s outstanding stock options and restricted stock awards or to substitute new awards to replace such outstanding awards of the Company, then the outstanding stock options and unvested restricted stock awards will vest in full, and the Board of Directors may elect, in its sole discretion, either to provide that all stock options will be exercisable for a period of 15 days prior to, and contingent upon, the consummation of the Corporate Transaction or to cancel any outstanding options and restricted stock in exchange for an amount of cash or securities. With respect to performance shares, the stock unit agreements provide that, in the event of a Change in Control, the vesting of the 2021, 2022 and 2023 performance shares shall be determined based on performance for the portion of the performance period that elapsed prior to the Change in Control.

Under the Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested) upon a change in control of the Company.

Assuming a change in control or other vesting event occurred on December 31, 2023, the vesting benefit pursuant to the Restoration Plan to each NEO would have been $1,206,419 for Mr. Gibbons, and $0 for the CEO and other NEOs.

The table below reflects the amount of compensation that would have become payable to each of our NEOs under then existing plans if the NEO’s employment had been involuntarily terminated or the NEO resigned for Good Reason immediately following a Change in Control on December 31, 2023. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a Change in Control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

Kenneth Vecchione	11,920,099	1,491,000	12,000,083	33,366	25,444,548

Dale Gibbons	3,927,856	712,412	4,786,717	12,336	9,439,321

Tim Boothe	1,993,288	352,617	1,482,033	33,209	3,861,147

Steve Curley	2,095,206	371,048	2,340,461	33,359	4,840,074

Tim Bruckner	2,087,534	368,325	1,898,297	22,015	4,376,171

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   65

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Cash Severance (Column 2) The cash severance amount upon a change in control termination for all NEOs other than Mr. Vecchione represents a lump sum payment equal to the sum of (i) two times the NEO’s base salary as of December 31, 2023, and (ii) two times the NEO’s target annual bonus. Mr. Vecchione’s cash severance multiple is three times. Target annual bonus for purposes of cash severance is calculated as the greater of (i) NEO’s target incentive bonus amount as set by the Compensation Committee or (ii) an amount equal to the average incentive bonus paid to the NEO over the last three (3) completed calendar years.

Bonus (Column 3) The bonus amount represents the pro-rata payment of the annual bonus based on the number of days that the NEO was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2023 fiscal year, the amounts reported in this column represent the full annual bonus award payable to each NEO for 2023.

Stock Awards (Column 4) The amounts reported represent the value that would have been attained upon the full vesting of all unvested restricted stock and performance share awards held by the NEO as of December 31, 2023. Amounts attributable to performance shares reflect vesting of 2021 performance share awards based on achievement of 168% of target and assume that the 2022 and 2023 performance shares would have vested at target performance. The value of each share of restricted stock and performance share subject to accelerated vesting is equal to our common stock’s closing market price per share of $65.79 on December 29, 2023 (the last trading day in 2023)

Welfare & Other Benefits (Column 5) Represent the lump sum amount equal to the Company portion of the cost of continuing coverage under the Company’s group health benefits plan for the NEO and the NEO’s family (if the NEO qualifies for and elects that coverage) for a period of up to twenty-four (24) months. Amounts are based on premiums paid on the executive’s behalf in 2023.

Non-Change in Control Severance

The table below reflects the amount of compensation that would have become payable to each of our NEOs under the existing plans if the NEO’s employment had been involuntarily terminated without Cause (other than a termination for Poor Performance) prior to a Change in Control on December 31, 2023. Upon an involuntary termination for Poor Performance, the Company shall make a lump sum cash severance payment to the NEO in an amount equal to nine months of the NEO’s Base Salary in effect at the time of the termination, resulting in payment of $1,050,000 to Mr. Vecchione, $630,000 to Mr. Gibbons, $375,000 to Mr. Boothe, $393,750 to Mr. Curley and $393,750 to Mr. Bruckner.

	Non-CIC Cash Severance ($)	Bonus ($)	Stock Awards ($)	Welfare & Other Benefits ($)	Total ($)

Kenneth Vecchione	2,100,000	2,573,366	3,054,978	33,366	7,761,710

Dale Gibbons	1,260,000	1,123,928	1,148,267	12,336	3,544,531

Tim Boothe	750,000	496,644	409,985	33,209	1,689,838

Steve Curley	787,500	522,603	482,354	33,359	1,825,816

Tim Bruckner	787,500	518,767	455,522	22,015	1,783,804

Cash Severance (Column 2) The cash severance amount upon an involuntary termination prior to a change in control (without Cause) for all NEOs represents a lump sum payment equal to one and one-half times the NEO’s base salary as of December 31, 2023.

Bonus (Column 3) The bonus amount represents a pro rata amount of the NEO’s target annual bonus for the Plan Year in which the Executive’s Separation from Service occurs, based on the number of days elapsed in the Plan Year as of the Executive’s Separation from Service. Target annual bonus for purposes of cash severance is calculated as the greater of (i) NEO’s target incentive bonus amount as set by the Compensation Committee or (ii) an amount equal to the average incentive bonus paid to the NEO over the last three (3) completed calendar years.

Stock Awards (Column 4) The amounts reported represent equity awards outstanding upon an involuntary termination prior to a change in control (without Cause) as of December 31, 2023. All equity awards, whether subject to time-based or performance-based vesting, shall continue to vest as if the NEO had remained employed through the one-year anniversary of the date of the NEO’s termination. Amounts attributable to performance shares reflect the actual achievement of 168% for the 2021 performance share awards. The value of each share of restricted stock and performance share subject to accelerated vesting is equal to our common stock’s closing market price per share of $65.79 on December 29, 2023 (the last trading day in 2023).

Welfare & Other Benefits (Column 5) Represent the lump sum amount equal to the Company portion of the cost of continuing coverage under the Company’s group health benefits plan for the NEO and the NEO’s family (if the NEO qualifies for and elects that coverage) for a period of up to 24 months. Amounts are based on premiums paid on the executive’s behalf in 2023.

66   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

EMPLOYMENT, NONCOMPETITION AND INDEMNIFICATION AGREEMENTS

Employment, Noncompetition and Indemnification Agreements

Employment Agreements

In 2022, the Company entered into a Letter Agreement with Mr. Vecchione, which governs the current terms of his employment with the Company. The Letter Agreement provides that Mr. Vecchione will continue as CEO of the Company, reporting directly to the Board of Directors. Additionally, the Letter Agreement provides for an annual base salary of $1,400,000 in 2023 and an increase by $100,000 on January 1, 2024. The Letter Agreement further provides for annual grants of performance-based stock units and restricted stock equal to the total dollar amount at the time of the awards of $3,500,000 and $3,750,000 in 2023 and 2024, respectively, and participation rights in the Company’s bonus and incentive plans. The Letter Agreement provides for Mr. Vecchione to participate in the Company’s Annual Bonus Plan with a target of 150% of his current salary. Mr. Vecchione is also entitled to participate in all employee benefit plans, practices, and programs maintained by the Company.

Noncompetition Agreements

In order to be eligible to receive benefits under the Severance Plan, each NEO must comply with the confidentiality, non-solicitation and non-disparagement covenants set forth in the Severance Plan. In addition, an executive whose employment terminates due to a Qualified Retirement or a Change in Control Termination must also comply with the non-competition covenants set forth in the Severance Plan.

In addition to the non-competition terms described above, in connection with the annual restricted stock unit grants received by the executive officers, the stock agreements related thereto each contain certain non-solicitation and confidentiality covenants pursuant to which the executive agrees not to disclose confidential Company information at any time and not to solicit our employees or customers for a period of one year following termination of employment.

Indemnification Agreements

The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that provide contractual assurance of the indemnification authorized and provided for by the Certificate of Incorporation and Bylaws and the manner of such indemnification.

Certain Transactions with Related Parties

The Company and its banking subsidiaries have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and its subsidiaries (and their associates), including corporations, partnerships, and other organizations in which such persons have an interest. See “Compensation Committee Interlocks and Insider Participation” on page 36 for more information on these banking transactions.

During 2023, the previously disclosed investment of Mr. Vecchione, President and Chief Executive Officer and a director of the Company, of $1,125,000 in Western Alliance Bank’s $300,000,000 credit linked note issuance remained outstanding until the Bank redeemed such credit linked notes issuance in full by the end of the second quarter of 2023. The credit linked notes paid interest at an annual rate of SOFR plus 6.75%. Also during 2023, the Company maintained various lending, deposit, and loan purchase arrangements with New American Funding (NAF), of which former director Ms. Arvielo is the Co-Founder and President. As of April 7, 2023, the date of Ms. Arvielo’s resignation from the Board, NAF had a combined outstanding loan balance of $124 million, which was made in the ordinary course of business prior to Ms. Arvielo’s nomination as a director of the Company in 2022. The Company paid NAF approximately $1.08 million through April 2023 (the end of Ms. Arvielo’s service on the Board) in net earnings credits based on the average deposit balances. During the period, the Company purchased $27 million of loans from NAF. NAF sells mortgage loans to the Company with servicing rights retained by NAF; therefore, a monthly servicing fee is paid to NAF to perform the servicing on behalf of the Company. During 2023, the Company paid $586,000 in servicing fees to NAF.

In addition to the above listed related party transaction, each of Messrs. Vecchione, Gibbons, Boothe and Bruckner have family members employed by the Company. These employment relationships are overseen by executives other than Messrs. Vecchione, Gibbons, Boothe and Bruckner and are subject to Governance Committee oversight, pursuant to the Company’s Related Party Transactions Policy.

From time to time, the Bank makes loans to its directors and executive officers and related persons and entities. All of the foregoing loans (a) were made in compliance with Regulation O promulgated by the Federal Reserve Board; (b) were made in the ordinary course of business; (c) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (d) did not involve more than the normal risk of collectability or present other unfavorable features.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   67

EXECUTIVE COMPENSATION

CERTAIN TRANSACTIONS WITH RELATED PARTIES

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Executive Compensation” elsewhere in this proxy statement, there were no transactions during our fiscal year ended December 31, 2023, and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Policies and Procedures Regarding Transactions with Related Persons

In February 2024, the Board of Directors completed its annual review and approval of its Related Party Transactions Policy (“Policy”) that can be found in the Corporate Governance & Business Ethics section under Governance Documents section of the Investor Relations page of the Company’s website at www.westernalliancebancorporation.com or, for print copies, by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

The Policy applies only to specific transactions or arrangements with specified related parties, which includes the Company’s directors, executive officers, beneficial owners of 5% of more of the Company’s voting securities, related entities, and immediate family members of the foregoing. In general, under the Policy, unless the transaction is deemed to be pre-approved under the Policy, every transaction involving a related party that involves amounts greater than $120,000 must be approved by the Governance Committee.

In accordance with Federal Reserve Board Regulation O, the Bank subsidiary has adopted a formal policy governing any extensions of credit to any executive officer, director or significant stockholder of the bank or any affiliate. These policies require, among other things, that any such loan (a) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (b) not involve more than the normal risk of collectability or present other unfavorable features for the Bank, and (c) be approved by a majority of the Bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.

68   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth as of the Record Date, April 15, 2024, (except as noted) the record and beneficial ownership of the Company’s common stock by: (a) persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock; and (b) each director, director nominee and NEO. The ownership of all directors and executive officers (not just NEOs) as a group is provided at the bottom of the table.

The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each person. An asterisk represents less than one percent of the class. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (#)	Percent of Class (2)

The Vanguard Group (3)	10,045,309	9.12%

Bruce D. Beach	54,234	*

Kevin M. Blakely	7,052	*

Timothy Boothe	62,838	*

Tim Bruckner	26,417	*

Stephen Curley	41,788	*

Juan R. Figuereo	16,675	*

Paul S. Galant	7,052	*

Dale Gibbons (4)	295,339	*

Howard N. Gould	47,835	*

Greta Guggenheim	3,264	*

Christopher A. Halmy	3,264	*

Mary Chris Jammet	3,264	*

Marianne Boyd Johnson	1,706,455	1.55%

Mary Tuuk Kuras	9,097	*

Robert P. Latta	48,628	*

Anthony T. Meola	8,306	*

Bryan K. Segedi	17,825	*

Donald D. Snyder	101,461	*

Sung Won Sohn	52,403	*

Kenneth A. Vecchione	449,456	*

All directors and executive officers as a group (24 persons)	3,033,660	2.75%
*	Less than 1%

(1)

In accordance with the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from April 15, 2024. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of April 15, 2024 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Telephone: (602) 389-3500.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   69

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

(2)	Percentage calculated on the basis of 110,166,758 shares of common stock outstanding on April 15, 2024.

(3)

Based on Amendment No.10 to Schedule 13G filed by The Vanguard Group Inc. (“Vanguard”) on February 13 2024. Vanguard has sole voting power of 0 shares, shared voting power of 57,172 shares, sole dispositive power of 9,874,003 shares, and shared dispositive power of 171,306 shares of the Company’s common stock. Vanguard’s address is 100 Vanguard Blvd. Malvern, Pennsylvania 19355.

(4)	Mr. Gibbons’ share ownership includes 130,000 shares pledged or held in a margin account.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. The Company prepares reports for such filings of its directors and officers based on information supplied by them to the Company. Based solely on its review of such information and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2023, its directors and officers were in compliance with all applicable filings requirements, except for the following delinquent filings:

•

Ms. Boyd Johnson reported one transaction late on a Form 4, which transaction was a disposition by gift related to certain estate planning that, prior to a February 2023 rule change, would have been eligible for reporting on a deferred basis on a year-end Form 5.

•	Ms. Jarvi’s initial Form 3 filing that was timely filed inadvertently omitted shares held in the Company’s 401(k) plan and an amended filing was thereafter made to report such shares.

70   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

As of December 31, 2023, there are no outstanding options under the Company’s Stock Incentive Plan (the only plan pursuant to which the Company issues equity awards). The amounts reflected in the table below represent both the total number of shares of common stock remaining available for future issuance under the Company’s Stock Incentive Plan and the outstanding options and shares assumed as part of the acquisition of Bridge Capital Holdings on June 30, 2015, which were issued pursuant to the now closed Bridge Capital Holdings’ 2006 Equity Incentive Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	3,596	$25.92	4,901,469

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,596	$25.92	4,901,469

(1)	Shares issued in respect of these assumed options do not count against the share limits of the Stock Incentive Plan.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   71

EXECUTIVE COMPENSATION

PROPOSAL NO. 2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2. Advisory (Non-Binding) Vote on Executive Compensation

Section 14A of the Exchange Act requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, no less than once every three years. Consistent with the desire of the Company’s stockholders expressed at the 2018 Annual Meeting of Stockholders to conduct the advisory vote on executive compensation annually, the Company has elected to provide for annual votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and other related tables and disclosures therein.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and its affiliates, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible interests of management and stockholders. Our Board of Directors believes that our compensation policies and practices achieve these objectives.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and Compensation Committee may consider the outcome of the vote when considering future executive compensation arrangements.

We anticipate that the next opportunity for our stockholders to cast an advisory (non-binding) vote on the compensation of our named executive officers will be at our 2025 Annual Meeting.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement (an advisory, non-binding “Say on Pay” resolution).

72   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

PROPOSAL NO. 3. ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposal No. 3. Advisory (Non-Binding) Vote on Frequency of Future Advisory Votes on Executive Compensation

Section 14A of the Exchange Act requires that we include in this proxy statement for our 2024 Annual Meeting, a separate advisory (non-binding) vote on whether the vote on executive compensation should occur every one, two or three years (“say on frequency” vote). Stockholders have the option to vote for any one of the three options or abstain on the matter. We are required to solicit stockholder approval on the frequency of future advisory executive compensation proposals at least once every six years, although we may seek stockholder input more frequently. At the Company’s 2018 Annual Meeting, stockholders voted on our say-on-frequency proposal, indicating a preference for holding such vote every year. Accordingly, the Board decided that the advisory say-on-pay vote would be held every year, at least until the next advisory say-on-frequency vote.

The option of one year, two years or three years that receives the greatest number of votes by shares present in person or represented by proxy and entitled to vote will be deemed the frequency for the advisory vote on the compensation of our named executive officers that has been recommended by stockholders. However, because this vote is advisory and is not binding on our Board of Directors, the Board may decide that it is in the best interests of us and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board believes that these votes should occur every year so stockholders may annually express their views on our executive compensation program. The Board values the opportunity to get feedback and will continue to consider the outcome of these votes in making executive compensation decisions.

The next opportunity for our stockholders to vote on the frequency of future advisory votes to approve the compensation of our named executive officers will be at our 2030 Annual Meeting.

The Board of Directors unanimously recommends that the stockholders vote for the option of holding the non-binding vote on executive compensation ‘Every One Year”.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   73

INDEPENDENT AUDITORS

FEES AND SERVICES

Independent Auditors

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed RSM US LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2024, and the related internal controls over financial reporting, as of December 31, 2024. RSM US LLP has served as the independent auditor for the Company since 1994. Representatives of RSM US LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.

Fees and Services

The following table shows the aggregate fees billed to the Company for professional services by RSM US LLP for fiscal years 2023 and 2022.

	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Audit Fees	3,647,366	4,032,541
Audit-Related Fees	58,800	57,750
Tax Fees	—	—
All Other Fees	244,734	—

Total	3,950,900	4,090,291

Audit Fees. Audit fees for both years include professional fees and costs associated with audits of consolidated financial statements and review of Form 10-K; SAS 100 reviews of interim financial information and related Forms 10-Q. Audit fees also include amounts related to debt and stock offering procedures.

Audit-Related Fees. Audit-related fees include audits of an employee benefit plan.

All Other Fees. Includes non-prohibited service organization control engagements provided to the Company by RSM US LLP which are not applicable to the first three categories.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Audit Committee. The Audit Committee may delegate to its Chair the authority to pre-approve services of the independent auditors, provided that the Chair must report any such approvals to the full Audit Committee at its next scheduled meeting. All Audit and Audit-Related Fees described above were approved by the Audit Committee before services were rendered.

74   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

INDEPENDENT AUDITOR

PROPOSAL NO. 4. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

Proposal No. 4. Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of RSM US LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2024, and the Company’s internal control over financial reporting as of December 31, 2024. Representatives of RSM US LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of RSM US LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent auditor.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   75

PROPOSAL NO. 5

PROPOSAL NO. 5. STOCKHOLDER PROPOSAL REQUESTING REPORT ON RISKS OF POLITICIZED DE-BANKING

Proposal No. 5. Stockholder proposal requesting report on risks of politicized de-banking

Inspire Investing, 3597 E. Monarch Sky Lane, Suite 330, Meridian, Idaho, 83646, which has represented that it holds 803 shares of the Company’s common stock, has advised us that it intends to introduce the following resolution for consideration at the Annual Meeting:

Supporting Statement:

Financial institutions are essential pillars of the marketplace. On account of their unique and pivotal role in America’s economy, many federal and state laws already prohibit them from discriminating against customers. And the UN Declaration of Human Rights recognizes that “everyone has the right to freedom of thought, conscience, and religion.”[1]These are an important part of protecting every American’s right to free speech and free exercise of religion.

As shareholders of Western Alliance Bancorporation, we believe it is essential for the company to provide financial services on an equal basis without regard to factors such as race, color, religion, sex, national origin, or social, political, or religious views.

We are concerned with recent evidence of religious and political discrimination against customers by companies in the financial services industry, as seen in recent examples[2]and the 2022 Statement on Debanking and Free Speech.[3]

The 2023 edition of the Viewpoint Diversity Business Index[4] shows that many of the largest financial institutions include vague and subjective grounds to deny service like “reputational risk,” “social risk,” “misinformation,” “hate speech” or “intolerance.” These kinds of terms allow financial institutions to deny or restrict service for arbitrary or discriminatory reasons. They also give fringe activists and governments a foothold to demand that private financial institutions deny service under the sweeping, unfettered discretion that such policies provide.

When companies engage in this kind of discrimination, they hinder the ability of Americans to access the marketplace and instead become de facto regulators and censors. This undermines the fundamental freedoms of our country and is an affront to the public trust. Politicized debanking can also damage the company’s reputation and ability to operate in favorable regulatory environments.

In early 2023, shareholders called for Chase, Mastercard, PayPal, CapitalOne, and Charles Schwab to assess whether they have adequate safeguards to prevent politicized de-banking.[5] Nineteen state attorneys general and fourteen state financial officers specifically called out Chase for their de-banking of a non-profit committed to advancing religious freedom and demanded action from the company to show good faith in addressing these widespread concerns.[6]

Resolved: Shareholders request the Board of Directors of Western Alliance Bancorporation conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how it oversees risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin, or political views, and whether such discrimination may impact individuals’ exercise of their constitutionally protected civil rights.

[1]	https://www.un.org/en/about-us/universal-declaration-of-human-rights.

[2]

https://adflegal.org/press-release/bank-america-boots-charity-serving-impoverished-ugandans- under-vague-risk-tolerance; https://www.newsweek.com/stop-troubling-trend-politically-motivated-debanking-opinion-1787639;

https://www.dailymail.co.uk/news/article-12314423/The-Coutts-Farage-dossier- bank-admitted-ex-Ukip-leader-DID-meet-commercial-criteria-used-tweet-Ricky-Gervais-trans-joke-Novak- Djokovic-ties-decide-odds-position-inclusive-organisation.html; https://familycouncil.org/?p=25159

[3]	https://storage.googleapis.com/vds_storage/document/Statement%20on%20Debanking%20and%20Free%20Speech.pdf

[4]	https://viewpointdiversityscore.org/business-index

[5]	https://www.jpmorganchase.com/content/dam/jpmc/jpmorgan-chase-and-co/investor-relations/documents/proxy-statement2023.pdf pg. 100-101;

https://s201.q4cdn.com/231198771/files/doc_financials/2023/ar/PayPal-Holdings-Inc-Combined-2023-Proxy-Statement-and-2022-Annual-Report.pdfpg. 105-106;

https://ir-capitalone.gcs-web.com/static-files/8de8dcce- b518-491d-bd78-b01a8a66028c page 149 – 153;
https://content.schwab.com/web/retail/public/about-schwab/Charles_Schwab_2023_Proxy.pdf pg. 83-85

[6]	https://www.wsj.com/articles/jpmorgan-targeted-by-republican-states-over-accusations-of-religious-bias-903c8b26

76   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

PROPOSAL NO. 5

PROPOSAL NO. 5. STOCKHOLDER PROPOSAL REQUESTING REPORT ON RISKS OF POLITICIZED DE-BANKING

BOARD’S RESPONSE TO PROPOSAL 5

The Board of Directors unanimously recommends that stockholders vote AGAINST this proposal for the following reasons:

•

We believe the requested report is based on assumptions about our Company that do not reflect our actual practices. Our business decisions are based on providing customized financial solutions for businesses through exceptional market- and sector-specific expertise and not based on the religious or political views of our clients.

•

We have a strong corporate culture that values diversity of backgrounds, knowledge, skills, ideas and experience. We have anti-discrimination policies that are intended to promote equal opportunity and prevent discrimination and harassment of employees and in the way we serve our clients.

•

The provision of financial services, including the opening and maintenance of accounts, is subject to extensive applicable laws and regulations that, among other requirements, prohibit discrimination in the provision of financial services.

We believe the requested report is based on assumptions about our Company’s business decisions that do not reflect our actual practices. Our business decisions are based on providing customized financial solutions for businesses through exceptional market- and sector-specific expertise and not based on the religious or political views of our clients.

The Company’s strategic mission is to deliver superior risk-adjusted financial performance through a business model that includes full-service regional banking divisions in Arizona, California, and Nevada, as well as select National Business Lines serving market niches that require specialized knowledge and expertise (e.g., Mortgage Banking). In pursuit of our strategic business objectives, it is imperative that the Company assumes and carefully manages the risks associated with its activities. The Company’s risk appetite is designed to achieve our strategic objectives while maintaining the safety and soundness of the institution and protecting the interests of our stakeholders. The Company’s business decisions on customer relationships are reviewed through our risk appetite and reputational risk is one of the factors considered in the context of the Company’s ability to establish new relationships, continue servicing existing relationships, potential for litigation, and impact on market capitalization and revenues. The Company seeks to do business in the markets and sectors where we have expertise and can generate superior returns for our Company and our stakeholders. The Company does not seek to provide or deny services based on the religious or political views of our clients or for any other arbitrary or discriminatory reasons.

We have a strong corporate culture that values diversity of backgrounds, knowledge, skills, ideas and experience. Furthermore, we have anti-discrimination policies that are intended to promote equal opportunity and prevent discrimination and harassment.

We believe our most important asset is our people, and we invest in their success. Our commitment to diversity, equity and inclusion begins with attracting, retaining and developing a workforce that is diverse in background, knowledge, skills, ideas and experience. We are committed to providing equal opportunities and makes all recruiting, payment, performance and promotion decisions based on merit, without discrimination on the basis of gender, sexual orientation, age, family status, ethnic origin, nationality, disability or religious belief.

The Company’s diverse and inclusive culture begins with our Board. Our Board adopted our Corporate Governance Guidelines (available in the Governance Documents section of the Investor Relations page of the Company’s website) to promote the effective functioning of the Board and its committees, and to promote the interest of our stockholders. The Corporate Governance Guidelines outline the value diversity brings to our Board by promoting the inclusion of different perspectives and ideas, mitigating against groupthink and ensuring that the Company has the opportunity to benefit from all available talent.

In addition to our Corporate Governance Guidelines, the Board has adopted a Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics outlines the touchstones of how we do business and is a resource for everyone who represents our Company. Our behaviors set a high standard, based on values that guide everything we do: integrity, creativity, teamwork, passion and excellence. The Company is committed to uncompromising integrity in all that it does and how the Company and its employees, officers and directors relate to each other and to persons outside of the Company. As stated in our Code of Business Conduct and Ethics, diversity and inclusion are deeply important to everyone at our Company. We are committed to providing equal opportunities in all aspects of employment and discrimination and harassment are not tolerated.

The Company maintains an Anti-Harassment and Discrimination policy that states the Company’s intention to be a workplace free of unlawful harassment and discrimination. The Company strictly prohibits any form of unlawful harassment or discrimination by anyone, including management, managers, co-workers, vendors, suppliers, clients, visitors or any other individuals or third parties on the basis of an individual’s race, color, religion, sex, sexual orientation, marital status, gender identity or expression, national

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   77

PROPOSAL NO. 5

PROPOSAL NO. 5. STOCKHOLDER PROPOSAL REQUESTING REPORT ON RISKS OF POLITICIZED DE-BANKING

origin, age, disability, protected veteran status, genetic information or any other characteristic protected under applicable federal, state, or local law. [In line with the Company’s commitment to accountability, we have a company-wide whistleblower program, administered by a third party, EthicsPoint. The program is designed so that any behavior, business practice or action that does not meet our Code of Business Conduct and Ethics or our Anti-Harassment and Discrimination policy can be reported anonymously and confidentially. Issues can then be appropriately reviewed, escalated and addressed as necessary.]

Our Code of Business Conduct and Ethics provides that as an entity, we respect the right of all our employees and directors to engage in personal political activities. In general, employees are asked to engage in any personal political activities in their individual capacity, on their own time, at their own expense and without the use of Company resources or facilities.

Generally, the opening and maintenance of accounts is subject to extensive applicable law and regulation.

Our Company is subject to comprehensive consolidated supervision, regulation and examination by the Arizona Department of Insurance and Financial Institutions, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Consumer Financial Protection Bureau, including customer due diligence guidance and the Bank Secrecy Act and anti-money laundering legal and regulatory requirements, the Community Reinvestment Act and fair lending laws. In addition, AmeriHome is a residential mortgage lender and servicer subject to the rules, regulations and oversight of the U.S. Department of Housing and Urban Development and the Government National Mortgage Association, as well as government-sponsored enterprises in the mortgage industry such as Federal Home Loan Mortgage Corporation and Federal National Mortgage Association. We must adhere to the obligations imposed on us by these governing bodies and our account maintenance must be completed in a manner that adheres to all the applicable rules and regulations, in addition to being compatible with our risk appetite statement and in compliance with anti-discrimination laws and regulations.

In conclusion, our business decisions are based on providing customized financial solutions for businesses through exceptional market-and sector-specific expertise and not based on the religious or political views of our clients. We believe the requested report is based on an assumption about our Company that we do not undertake and there is no evidence of our undertaking. We have a strong corporate culture that values diversity of backgrounds, knowledge, skills, ideas and experience. Furthermore, we have anti-discrimination policies that are intended to promote equal opportunity and prevent discrimination and harassment. The opening and maintenance of accounts is subject to extensive applicable law and regulation that prohibits discrimination.

The Board unanimously recommends the the stockholders vote a vote AGAINST this Proposal No. 5

The Board of Directors unanimously recommends that the stockholders vote “AGAINST” this proposal.

78   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

ADDITIONAL INFORMATION

VOTING RIGHTS

Voting Rights

Only stockholders of record at the close of business on April 15, 2024 (“Record Date”), are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were [110,172,148] shares of common stock outstanding and eligible to be voted at the Annual Meeting. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.

Stockholders who do not plan to attend the Annual Meeting in person or who will attend the Annual Meeting but wish to vote by proxy may do so as follows:

•	Internet: going to www.proxydocs.com/WAL and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•	Telephone: calling 1-866-249-5139 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•

Mail (if you request to receive your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card, and returning it in the envelope provided.

Stockholders who provide their proxy over the internet may incur costs, such as telephone and internet access charges, for which the stockholder is responsible. Eligible stockholders of record will not be able to provide their proxy through the internet or over the telephone after 8:00 a.m. Mountain Time on June 12, 2024. After such time, stockholders of record will only be able to vote by attending the Annual Meeting and voting in person. Beneficial holders have until 11:59 p.m. Eastern Time on June 11, 2024, to provide their proxy through the internet or over the telephone. Stockholders who hold shares through the Western Alliance Bancorporation 401(k) Plan (the “401(k) Plan”), should review the instructions and deadlines set forth below under “Shares in the Company 401(k) Plan.”

A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting without voting will not revoke a previously provided proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (“record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct.

If you do not give instructions, whether the broker can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. The Ratification of Auditor is the only proposal set forth in this proxy statement that is considered routine.

For each of the proposals to be considered at the Annual Meeting, abstentions and broker non-votes will have the following effect:

Proposal No. 1 – Election of Directors. Broker non-votes and abstentions will have no effect on this proposal.

Proposal No. 2 –  Advisory (Non-Binding) Vote on Executive Compensation. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as a vote against this proposal.

Proposal No. 3 – Advisory (Non-Binding) Vote on Frequency of Future Advisory Votes on Executive Compensation. Broker non-votes and abstentions will have no effect on this proposal, as such votes do not count as votes for “1 year,” “2 years” or “3 years.”

Proposal No. 4 – Ratification of Auditor. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as a vote against this proposal

Proposal No. 5 – Stockholder Proposal. Broker non-votes will have no effect on this proposal. Abstentions will have the same effect as a vote against this proposal

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   79

ADDITIONAL INFORMATION

VOTING RIGHTS

If your shares are held in the name of a bank or broker, your ability to provide a proxy over the internet or via the telephone will depend on the processes of your bank or broker. Therefore, we recommend that you follow the instructions on the form you receive.

Your proxy is being solicited by the Board of Directors of the Company. Your proxy will be voted as you direct; however, if no instructions are given on an executed and returned proxy, it will be voted FOR the election of the fourteen director nominees for a one-year term; FOR the approval of our executive compensation; ONE YEAR for the frequency of the vote on our executive compensation; FOR the ratification of our auditors, and AGAINST the stockholder proposal requesting a report on risks of politicized de-banking.

If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters in their discretion. The Company filed its annual report on Form 10-K for its 2023 fiscal year with the Securities and Exchange Commission (“SEC”) on February 27, 2024. Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by visiting www.proxydocs.com/WAL or www.westernalliancebancorporation.com, or by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary.

Quorum and Votes Required

The presence in person or by proxy of the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote, for purposes of determining the presence of a quorum at the Annual Meeting. Our Board of Directors has recommended you vote “FOR” the director-nominees, “FOR” the approval of our executive compensation, “ONE YEAR” for the frequency of our advisory vote on executive compensation, “FOR” the ratification of our auditor, and “AGAINST” the approval of the stockholder proposal requesting a report on risks of politicized de-banking.

Proposal No. 1 – Election of Directors.

A nominee will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. There is no cumulative voting in the election of directors.

Proposal No. 2 – Advisory (Non-Binding) Vote on Executive Compensation.

The annual advisory vote will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to act based upon the outcome. However, the Compensation Committee and Board of Directors will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal No. 3 – Advisory (Non-Binding) Vote on Frequency of Future Advisory Votes on Executive Compensation.

The advisory vote on the frequency of future advisory votes on executive compensation includes four choices for stockholders: one year; two years; three years; and abstain. The choice that receives the most votes of all the votes cast will be considered recommended by stockholders. Because the vote is advisory, neither the Company nor the Board of Directors will be bound to act based upon the outcome. However, the Compensation Committee and Board of Directors will consider the frequency that receives the most votes in determining whether to have an advisory “Say on Pay” vote each year, every two years or every three years.

Proposal No. 4 – Ratification of Auditor.

The proposal to ratify the appointment of RSM US LLP as the Company’s independent auditor will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2024 will stand, unless the Audit Committee finds other good reason for making a change.

Proposal No. 5 – Stockholder Proposal.

The stockholder proposal will be approved if a majority in voting power of the shares present in person or represented by proxy and entitled to vote cast their votes for the proposal.

80   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

ADDITIONAL INFORMATION

SHARES IN THE COMPANY 401(K) PLAN

Shares in the Company 401(k) Plan

If you hold shares in the 401(k) Plan, you may instruct the plan trustee on how to vote your shares in the 401(k) Plan by mail, by telephone or over the internet as described above. You may vote or provide instructions with respect to all of the shares of our common stock allocated to your account on the Record Date. Instructions must be received no later than 5:00 p.m. Eastern Time on Friday, June 9, 2024, in order for the trustee to to vote the shares as instructed.

In addition, your vote or instructions will also apply pro rata, along with the votes or instructions of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the 401(k) Plan that were not credited to individual participants’ accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   81

ADDITIONAL INFORMATION

OTHER MATTERS

Other Matters

Attending the Annual Meeting

You may attend the Annual Meeting if you were a stockholder as of the Record Date. If you are a stockholder and would like to attend the Annual Meeting, please be prepared to show proof of your stock ownership as of the Record Date (e.g., by bringing a copy of your proxy card or an account statement showing your name and your shares) along with a proper form of photo identification, otherwise you may not be admitted. To ensure a smooth security check-in, and to allow the meeting to begin promptly, please arrive no later than thirty minutes prior to the scheduled start of the Annual Meeting (if you have not arrived by that time you may be turned away). To allow for stockholders to participate in the Annual Meeting the Company reserves the right to restrict the admission of guests or other attendees who are not stockholders. For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

Notice and Access

We use the SEC notice and access rule that allows us to furnish our proxy materials to our stockholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about April 24, 2024, we sent our stockholders by mail a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice. Using notice and access allows us to reduce our printing and mailing costs and the environmental impact of our proxy materials.

Cost of Proxy Solicitation

The Company is soliciting proxies by mail, over the internet and by telephone, and the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. The Company is paying the costs of this solicitation. In addition, the Company has retained Morrow Sodali, LLC of 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902 to assist in the solicitation of proxies for a fee of $10,000 plus disbursements based on out-of-pocket expenses, telecommunicators, directory assistance and related telephone expenses. Proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Stockholder Proposals for the 2025 Annual Meeting

Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2025 Annual Meeting of stockholders must be received by the Company in writing on or before the close of business on December 25, 2024 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act, including the proof of ownership requirements of Rule 14a-8(b)(2), and Delaware law. Proposals must be addressed to the Corporate Secretary at the Company’s principal executive offices located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004.

Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Governance Committee reviews all stockholder proposals and makes recommendations to the Board of Directors for actions on such proposals. For information on qualifications of director nominees considered by our Governance Committee, see the “Corporate Governance – Director Selection Process” section of this proxy statement.

In addition, under our Bylaws, any stockholder who intends to nominate a candidate for election to the Board of Directors or to propose any business at our 2025 Annual Meeting that is not to be included in the proxy statement, must give notice to our Corporate Secretary between February 12, 2025 and the close of business on March 14, 2025. The notice must include information specified in Rule 14a-19(b) (for director nominees other than the Company’s nominees, if applicable), our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to the Company’s stock. If the 2025 Annual Meeting is held more than 30 days from the anniversary of the 2024 Annual Meeting of stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is

82   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

ADDITIONAL INFORMATION

OTHER MATTERS

not to be included in the proxy statement by the later of the 90th day before the 2025 Annual Meeting or the 10th day following the day on which the date of such meeting is first publicly announced. We will not entertain any proposals or nominations at the 2025 Annual Meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company strongly encourages stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Annual Report on Form 10-K

The Company has filed its Annual Report on Form 10-K for its 2023 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Corporate Secretary, or from the website www.proxydocs.com/WAL.

Legal Proceedings

No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you share an address with another stockholder and have received only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, you may write or call us as specified below to request a separate copy of such materials, and we will promptly send them to you. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notices of Internet Availability of Proxy Materials or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attn: Corporate Secretary, or by calling (602) 389-3500.

Other Business

Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.

BY ORDER OF THE

BOARD OF DIRECTORS

Kenneth A. Vecchione

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 24, 2024

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   83

APPENDIX A

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

This proxy statement contains financial information determined by methods other than those prescribed by GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Management believes presentation of these non-GAAP financial measures provides useful supplemental information that is essential to a complete understanding of the operating results of the Company. Since the presentation of these non-GAAP performance measures and their impact differ between companies, these non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Pre-Provision Net Revenue

Bank regulations define Pre-Provision Net Revenue (“PPNR”) as the sum of net interest income and non-interest income less expenses before adjusting for loss provisions. Management believes that this is an important metric as it illustrates the underlying performance of the Company, it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through the credit cycle, and provides consistent reporting with a key metric used by bank regulatory agencies.

The following table shows the components used in the calculation of PPNR:

	Year Ended December 31,
	2023	2022
	(in millions)

Net interest income	$2,338.9	$2,216.3

Total non-interest income	280.7	324.6

Net revenue	$2,619.6	$2,540.9

Total non-interest expense	1,623.4	1,156.7

Pre-provision net revenue	$996.2	$1,384.2

Less:

Provision for (recovery of) credit losses	62.6	68.1

Income tax expense	211.2	258.8

Net income	$722.4	$1,057.3

84   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

Efficiency Ratio

The following table shows the components used in the calculation of the efficiency ratio, which management uses as a metric for assessing cost efficiency:

	Year Ended December 31,
	2023	2022
	(dollars in millions)

Total non-interest expense	$1,623.4	$1,156.7

Divided by:

Total net interest income	2,338.9	2,216.3

Plus:

Tax equivalent interest adjustment	35.5	33.7

Total non-interest income	280.7	324.6

	$2,655.1	$2,574.6

Efficiency ratio – tax equivalent basis	61.1%	44.9%

Regulatory Capital

The following table presents certain financial measures related to regulatory capital under Basel III, which includes Common Equity Tier 1 ratio (“CET1”). The Federal Reserve Bank and other bank regulators use CET1 as a basis for assessing a bank’s capital adequacy; therefore, management believes it is useful to assess financial condition and capital adequacy using this same basis.

As permitted by the regulatory capital rules, the Company elected to delay the estimated impact of Current Expected Credit Loss on its regulatory capital over a five-year transition period ending December 31, 2024. Beginning in 2022, capital ratios and amounts include a 25% reduction to the capital benefit that resulted from the increased Allowance for Credit Losses related to the adoption of ASC 326 (Financial Instruments – Credit Losses).

	December 31,
	2023	2022
	(dollars in millions)

Common equity tier 1:

Common equity	$5,807	$5,097

Less:

Non-qualifying goodwill and intangibles	658	672

Disallowed deferred tax asset	3	12

AOCI related adjustments	(516)	(664)

Unrealized gain on changes in fair value liabilities	3	4

Common equity tier 1	$5,659	$5,073

Divided by: Risk-weighted assets	$52,517	$54,461

Common equity tier 1 ratio	10.8%	9.3%

WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT   85

Tangible Common Equity and Return on Average Tangible Common Equity

The following tables present financial measures related to tangible common equity. Tangible common equity represents total stockholders’ equity less goodwill and intangible assets and preferred stock. Management believes that tangible common equity financial measures are useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.

	December 31,
	2023	2022
	(dollars and shares in millions)

Total stockholders’ equity	$6,078	$5,356

Less:

Goodwill and intangible assets	669	680

Preferred stock	295	295

Total tangible common stockholders’ equity	5,114	4,381

Plus: deferred tax – attributed to intangible assets	2	2

Total tangible common equity, net of tax	$5,116	$4,383

Total assets	$70,862	$67,734

Less: goodwill and intangible assets, net	669	680

Tangible assets	70,193	67,054

Plus: deferred tax – attributed to intangible assets	2	2

Total tangible assets, net of tax	$70,195	$67,056

Tangible common equity ratio	7.3%	6.5%

Common shares outstanding	109.5	108.9

Book value per common share	$52.81	$46.47

Tangible book value per common share, net of tax	$46.72	$40.25

	December 31,
	2023	2022
	(dollars in millions)

Net income available to common shareholders	$709.6	$1,044.5

Divided by:

Average stockholders’ equity	5,719	5,099

Less:

Average goodwill and intangible assets	(675)	(688)

Average preferred stock	(295)	(294)

Average tangible common equity	4,750	$4,117

Return on average tangible common equity	14.9%	25.4%

86   WESTERN ALLIANCE BANCORPORATION 2024 PROXY STATEMENT

Western Alliance Bancorporation®

One East Washington Street, Suite 1400 Phoenix, Arizona 85004

(602) 389-3500 | westernalliancebank.com

Western Alliance Bank, Member FDIC, is the wholly owned subsidiary of Western Alliance Bancorporation. Alliance Association Bank, Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank operate as divisions of Western Alliance Bank. AmeriHome Mortgage and Digital Disbursements, LLC are wholly owned subsidiaries of Western Alliance Bank. Banking products and services, including loans and deposit accounts, are provided by Western Alliance Bank, Member FDIC. Western Alliance Bank including its subsidiary, AmeriHome Mortgage are Equal Housing Lenders. Trust, custody and administration services are provided by Western Alliance Trust Company, a wholly-owned subsidiary of Western Alliance Bancorporation. Products and services offered by Western Alliance Trust Company are not FDIC insured, not guaranteed by Western Alliance Bank and may lose value. ©2024 Western Alliance Bancorporation. All Rights Reserved.

P.O. BOX 8016, CARY, NC 27512-9903
Scan QR for digital voting

Western Alliance Bancorporation For Stockholders of record as of April 15, 2024 Wednesday, June 12, 2024, 8:00 AM, Mountain Standard Time 4360 E Camelback Rd Phoenix, AZ 85018 YOUR VOTE IS IMPORTANT!

Internet:

www.proxypush.com/WAL

•  Cast your vote online

•  Have your Proxy Card ready

•  Follow the simple instructions to record your vote

Phone:

1-866-249-5139

•  Use any touch-tone telephone

•  Have your Proxy Card ready

•  Follow the simple recorded instructions

Mail:

•  Mark, sign and date your Proxy Card

•  Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dale Gibbons and Jessica Jarvi, or either of them, as proxies (the “Named Proxies”), with full power of substitution, to vote shares of common stock of WESTERN ALLIANCE BANCORPORATION (“WAL”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM MST June 12, 2024, at 4360 E. Camelback Rd., Phoneix, AZ 85018, and any adjournment or postponement thereof (“Annual Meeting”), as specified on the reverse side of this proxy card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned also provides directions to Charles Schwab Trust Co., Trustee, to vote shares of common stock of WAL allocated to accounts of the undersigned under the WAL 401(K) Plan, and which are entitled to be voted, at the Annual Meeting, as specified on the reverse side of this proxy card.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Western Alliance Bancorporation Annual Meeting of Stockholders

Please make your marks like this:

FOR PROPOSALS 1, 2 AND 4

EVERY 1 YEAR FOR ITEM 3

AGAINST PROPOSAL 5

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors	FOR	AGAINST	ABSTAIN
	1.01 Bruce D. Beach	☐	☐	☐		FOR

	1.02 Kevin M. Blakely	☐	☐	☐		FOR

	1.03 Juan R. Figuereo	☐	☐	☐		FOR

	1.04 Howard N. Gould	☐	☐	☐		FOR

	1.05 Greta Guggenheim	☐	☐	☐		FOR

	1.06 Christopher A. Halmy	☐	☐	☐		FOR

	1.07 Mary Chris Jammet	☐	☐	☐		FOR

	1.08 Marianne Boyd Johnson	☐	☐	☐		FOR

	1.09 Mary Tuuk Kuras	☐	☐	☐		FOR

	1.10 Robert P. Latta	☐	☐	☐		FOR

	1.11 Anthony T. Meola	☐	☐	☐		FOR

	1.12 Bryan K. Segedi	☐	☐	☐		FOR

	1.13 Donald D. Snyder	☐	☐	☐		FOR

	1.14 Kenneth A. Vecchione	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Approve, on a non-binding advisory basis, executive compensation (say on pay).	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
3.	Approve, on a non-binding advisory basis, frequency of the non-binding vote on executive compensation (say on frequency).	☐	☐	☐	☐	1 YEAR
		FOR	AGAINST	ABSTAIN
4.	Ratify the appointment of RSM US LLP as the Company’s independent auditor for 2024.	☐	☐	☐		FOR

5.	Shareholder proposal requesting a report on risks of politicized de-banking.	☐	☐	☐		AGAINST

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date